                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION


IN RE:                                 )          CHAPTER 11
                                       )
KEVCO, INC., ET AL.                    )          CASE NOS. 401-40783-BJH-11
                                       )          THROUGH 401-40790-BJH-11
             DEBTORS.                  )
                                       )          JOINTLY ADMINISTERED UNDER
                                       )          CASE NO. 401-40783-BJH-11


--------------------------------------------------------------------------------

         FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
               IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
                      COMMITTEE'S JOINT PLAN OF LIQUIDATION

--------------------------------------------------------------------------------


                                           HAYNES AND BOONE, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas 75202-3789
                                           Tele:  (214) 651-5000
                                           Fax:   (214) 651-5940
DATED:  September 18, 2002
        Fort Worth, Texas                  ATTORNEYS FOR KEVCO, INC., ET AL.




FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 1

                                    ARTICLE 1

                                  INTRODUCTION

         Kevco, Inc. ("Kevco"), Kevco Management, Inc. ("Kevco Management"), Kevco Holding, Inc. ("Kevco Holding"), Kevco GP, Inc. ("Kevco GP"), Kevco Components, Inc. ("Kevco Components"), DCM Delaware, Inc. ("DCM"), Kevco Manufacturing, L.P. ("Kevco Manufacturing"), and Kevco Distribution, L.P. ("Kevco Distribution"), the debtors-in-possession in the above-referenced bankruptcy cases (collectively, the "Debtors"),(1) submit this Disclosure Statement pursuant to Bankruptcy Code section 1125 for use in the solicitation of votes on the Plan. A copy of the Kevco, Inc. and the Official Creditors' Committee's Joint Plan of liquidation is annexed as Exhibit "1" to this Disclosure Statement.(2)

         This Disclosure Statement sets forth certain relevant information regarding the Debtors' prepetition operations and financial history, the need to seek chapter 11 protection, significant events that have occurred during the chapter 11 case, an analysis of the expected return to the Debtors' unsecured creditors and the anticipated procedures for liquidating the Debtors' remaining assets. This Disclosure Statement also describes terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims and Interests must follow for their votes to be counted.

A. FILING OF THE DEBTORS' CHAPTER 11 CASES

         The Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code on February 5, 2001 (the "Petition Date") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"). Since the Petition Date, the Debtors have continued to operate their business and manage their properties and assets as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108.

B. PURPOSE OF DISCLOSURE STATEMENT

         This Disclosure Statement is submitted in accordance with Bankruptcy Code section 1125 for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims. The only Claimholder whose acceptances of the Plan are sought are those whose Claims


---------

(1) On September 18, 2002, the Bankruptcy Court entered an Order Granting the Debtors' Joint Application for Substantive Consolidation, thereby substantively consolidating and merging Kevco, Kevco Management, Kevco Holding, Kevco GP, Kevco Components, DCM, Kevco Manufacturing and their respective bankruptcy estates into Kevco.

(2) Except as otherwise provided in this Disclosure Statement, capitalized terms herein have the meanings ascribed to them in the Plan. Any capitalized term used herein that is not defined in the Plan shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules, whichever is applicable.

FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 2
are "impaired" (as that term is defined in Bankruptcy Code section 1124) by the Plan and who are receiving distributions under the Plan. Holders of Claims that are not "impaired" are deemed to have accepted the Plan. Holders of Claims or Interests that are not receiving or retaining any property under the Plan are deemed to have rejected the Plan.

         The Debtors have prepared this Disclosure Statement pursuant to Bankruptcy Code section 1125, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against, and Interests in, the Debtors, along with a written disclosure statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Claimholders and Interestholders to make an informed judgment in exercising their right to vote on the Plan. A copy of the Plan is included with the materials sent along with this Disclosure Statement.

         This Disclosure Statement was approved by the Bankruptcy Court on ___________________, 2002. Such approval is required by the Bankruptcy Code, and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of Bankruptcy Code section 1125 and contains adequate information to permit the Claimholders whose acceptance of the Plan is solicited to make an informed judgment regarding acceptance or rejection of the Plan.

         THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL CONTAINED HEREIN IS INTENDED SOLELY FOR THE USE OF CREDITORS AND HOLDERS OF INTERESTS OF THE DEBTORS IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON, OR WHETHER TO OBJECT TO, THE PLAN. THE DEBTORS' LIQUIDATION PURSUANT TO THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES, AND THERE CAN BE NO ABSOLUTE ASSURANCE THAT THE PLAN, AS CONTEMPLATED, WILL BE EFFECTUATED.

         THE DEBTORS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS BELIEVE THAT THE PLAN AND THE TREATMENT OF CLAIMS AND INTERESTS THEREUNDER IS IN THE BEST INTERESTS OF CLAIMHOLDERS AND INTERESTHOLDERS AND URGE THAT YOU VOTE TO ACCEPT THE PLAN.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 3

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE PLAN SHOULD BE REVIEWED CAREFULLY.

C. HEARING ON CONFIRMATION OF THE PLAN

         The Bankruptcy Court has set ___________________, 2002 at __:__ _.m.
Central Standard Time, as the time and date for the hearing (the "Confirmation Hearing") to determine whether the Plan has been accepted by the requisite number of Claimholders and Interestholders and whether the other requirements for confirmation of the Plan have been satisfied. Holders of Claims against or Interests in the Debtors may vote on the Plan by completing and delivering the enclosed ballot to Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202-3789 (Attn: Linda Breedlove), on or before 5:00 p.m. Central Standard Time on ___________________, 2002. If the Plan is rejected by one or more impaired Classes of Claims or Interests, the Bankruptcy Court may still confirm the Plan, or a modification thereof, under Bankruptcy Code section 1129(b) (commonly referred to as a "cramdown") if it determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of Claims or Interests impaired under the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

D. SOURCES OF INFORMATION

         Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their business, properties and management, and the Plan have been prepared from information furnished by the Debtors.

         Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors have made every effort to retain the meaning of such other documents or portions that have been summarized, they urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall govern and apply.

         The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date of this Disclosure Statement.

         No statements concerning the Debtors, the value of their property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied on other than as set forth in this Disclosure Statement. In arriving at a decision, parties should


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 4
not rely on any representation or inducement made to secure their acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be immediately reported to counsel for the Debtors, Stephen M. Pezanosky, Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202-3789, telephone number (214) 651-5254.

                                    ARTICLE 2

                            EXPLANATION OF CHAPTER 11

A. OVERVIEW OF CHAPTER 11

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor-in-possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other interested parties.

         The commencement of a chapter 11 case creates an estate comprising all of the Debtors' legal and equitable interests in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, Bankruptcy Code sections 1101, 1107 and 1108 provide that a chapter 11 debtor may continue to operate its business and control the assets of its estate as a "debtor-in-possession," as the Debtors have done in this case since the Petition Date.

         The filing of a chapter 11 petition also triggers the automatic stay, under Bankruptcy Code section 362. The automatic stay halts essentially all attempts to collect prepetition claims from the debtor or to otherwise interfere with the debtor's business or its estate.

         Formulation of a plan of reorganization/liquidation is the principal purpose of a chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against, and interests of equity security holders in, the debtor. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 case (the "Exclusive Period"). After the Exclusive Period has expired, a creditor or any other interested party may file a plan, unless the debtor files a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the debtor is given sixty (60) additional days (the "Solicitation Period") to solicit acceptances of its plan. Bankruptcy Code section 1121(d) permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate "cause." In these cases, the Exclusive Period expired without extension on June 5, 2001. No other party-in-interest has filed an alternative plan.

B. PLAN OF REORGANIZATION/LIQUIDATION

         Although usually referred to as a plan of reorganization, a plan may simply provide for an orderly liquidation of a debtor's property and assets. The Debtors' Plan does, in fact, essentially provide for an orderly liquidation of its remaining assets.

         After the plan has been filed, the holders of claims against, or interests in, a debtor are generally permitted to vote on whether to accept or reject the plan. Chapter 11 does not require


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 5
that each holder of a claim against, or interest in, a debtor vote in favor of a plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan by a class of interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voted.

         Classes of claims or interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and therefore are not entitled to vote. A class is "impaired" if the plan modifies the legal, equitable, or contractual rights attaching to the claims or interests of that class. Modification for purposes of impairment does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or interests that receive or retain no property under a plan of reorganization are conclusively presumed to have rejected the plan and therefore are not entitled to vote.

         Even if all classes of claims and interests accept a plan of reorganization/liquidation, the Bankruptcy Court may nonetheless still deny confirmation. Bankruptcy Code section 1129 sets forth the requirements for confirmation and, among other things, requires that a plan be in the "best interests" of impaired and dissenting creditors and interest holders and that the plan be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to impaired and dissenting creditors and interest holders under a plan may not be less than those parties would receive if the debtor were liquidated under a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. A plan must also be determined to be "feasible," which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization or liquidation.

         The Bankruptcy Court may confirm a plan of reorganization/liquidation even though fewer than all of the classes of impaired claims and interests accept it. The Court may do so under the "cramdown" provisions of Bankruptcy Code section 1129(b). In order for a plan to be confirmed under the cramdown provisions, despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that it is fair and equitable with respect to each impaired class of claims or interests that has not accepted the plan.

         The Bankruptcy Court must further find that the economic terms of the particular plan meet the specific requirements of Bankruptcy Code section 1129(b) with respect to the subject objecting class. If the proponent of the plan proposes to seek confirmation of the plan under the provisions of Bankruptcy Code section 1129(b), the proponent must also meet all applicable requirements of Bankruptcy Code section 1129(a) (except section 1129(a)(8)). Those requirements include the requirements that (i) the plan comply with applicable Bankruptcy Code provisions and other applicable law, (ii) that the plan be proposed in good faith, and (iii) that at least one impaired class of creditors or interest holders has voted to accept the plan.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 6

                                    ARTICLE 3

                 VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

A. BALLOTS AND VOTING DEADLINE

         A ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement, and has been mailed to Claimholders (or their authorized representatives) entitled to vote. After carefully reviewing the Disclosure Statement, including all exhibits, each Claimholder (or its authorized representative) entitled to vote should indicate its vote on the enclosed ballot. All Claimholders (or their authorized representatives) entitled to vote must (i) carefully review the ballot and instructions thereon, (ii) execute the ballot, and (iii) return it to the address indicated on the ballot by the deadline (the "Voting Deadline") for the ballot to be considered. With respect to Beneficial Holders of the Senior Subordinated Notes, only those Beneficial Holders holding Senior Subordinated Notes on the Disclosure Statement Approval Date shall be entitled to vote on the Plan.

         The Bankruptcy Court has directed that, in order to be counted for voting purposes, ballots for the acceptance or rejection of the Plan must be received no later than ___________________, 2002 at 5:00 p.m. Central Standard Time, at the following address:

                            HAYNES AND BOONE, LLP
                            Attn:  Linda Breedlove
                            901 Main Street, Suite 3100
                            Dallas, Texas 75202-3789

         BALLOTS MUST BE RECEIVED AT THE ABOVE ADDRESS NO LATER THAN ___________________, 2002 AT 5:00 P.M. CENTRAL STANDARD TIME. ANY BALLOTS RECEIVED AFTER THAT DEADLINE WILL NOT BE COUNTED.

B. CLAIMHOLDERS AND INTERESTHOLDERS ENTITLED TO VOTE

         Any Claimholder of the Debtors whose claim is impaired under the Plan is entitled to vote if either (i) the Debtors have scheduled the Claimholder's Claim (and such Claim is not scheduled as disputed, contingent, or unliquidated) or (ii) the Claimholder has filed a Proof of Claim on or before the deadline set by the Bankruptcy Court for such filings. Any holder of a Claim as to which an objection has been filed (and such objection is still pending) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim is subject to an objection), temporarily allows the Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court before the first date set by the Bankruptcy Court for the Confirmation Hearing of the Plan. In addition, a Claimholder's vote may be disregarded if the Bankruptcy Court determines that the Claimholder's acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 7

         The Debtors' Interestholders shall not receive any distribution under the Plan. Accordingly, all such Interestholders are deemed to have rejected the Plan and are not entitled to vote on the Plan.

C. BAR DATE FOR FILING PROOFS OF CLAIM

         The Bankruptcy Court established a bar date for filing proofs of claim or interests in these chapter 11 cases of June 26, 2001.

D. DEFINITION OF IMPAIRMENT

         Under Bankruptcy Code section 1124, a class of claims or equity interests is impaired under a plan of reorganization/liquidation unless, with respect to each claim or equity interests of such class, the plan:

         leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or interest; or

         notwithstanding any contractual provision or applicable law that entitles the holder of a claim or interest to receive accelerated payment of his claim or interest after the occurrence of a default:

                  (a) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in Bankruptcy Code section 365(b)(2);

                  (b) reinstates the maturity of such claim or interest as it existed before the default;

                  (c) compensates the holder of such claim or interest for damages incurred as a result of reasonable reliance on such contractual provision or applicable law; and

                  (d) does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or interest.

E. CLASSES IMPAIRED UNDER THE PLAN

         Claims or Interests in Classes 3, 4, 5, and 6 are impaired under the Plan. Holders of Claims in Classes 3 or 4 are eligible to vote to accept or reject the Plan. Claimholders within Class 5 and Interestholders within Class 6 will not receive any distributions under the Plan. As such, Claimholders within Class 5 and Interestholders within Class 6 are conclusively presumed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

         Claims in Classes 1 and 2 are unimpaired under the Plan, and therefore holders of those Claims are not entitled to vote with respect to the acceptance or rejection of the Plan. Such Creditors will be paid in accordance with the provisions of the Plan.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 8

F. VOTE REQUIRED FOR CLASS ACCEPTANCE

         The Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that actually cast ballots for acceptance or rejection of the Plan; that is, acceptance takes place only if creditors holding claims at least two-thirds in amount of the total amount of claims and more than one-half in number of the Creditors actually voting cast their ballots in favor of acceptance.

         The Bankruptcy Code defines acceptance of a plan by a class of Interests as acceptance by holders of at least two-thirds in amount of the allowed Interests of that class.

G. INFORMATION ON VOTING AND BALLOTS

         1. TRANSMISSION OF BALLOTS TO CREDITORS AND INTEREST HOLDERS

         Except as otherwise provided in the Order Under 11 U.S.C. section 1125 and Fed. R. Bankr. P. 3017 Approving Disclosure Statement and Fixing Time for Filing Acceptances or Rejections of Plan of Liquidation, entered on ___________________, 2002, ballots are being forwarded to all Claimholders. Those Claimholders whose Claims are unimpaired under the Plan are conclusively presumed to have accepted the Plan under Bankruptcy Code section 1126(f), and therefore need not vote with regard to the Plan. Under Bankruptcy Code section 1126(g), Claimholders who do not either receive or retain any property under the Plan are deemed to have rejected the Plan. In the event a Claimholder does not vote, the Bankruptcy Court may deem such Claimholder to have accepted the Plan.

         2. BALLOT TABULATION PROCEDURES

         For purposes of voting on the Plan, the amount and classification of a Claim and the procedures that will be used to tabulate acceptances and rejections of the Plan shall be exclusively as follows:

                  (a) If no Proof of Claim has been timely filed, the voted amount of a Claim shall be equal to the amount listed for the particular Claim in the Schedules of Assets and Liabilities, as and if amended, to the extent such Claim is not listed as contingent, unliquidated, or disputed, and the Claim shall be placed in the appropriate Class, based on the Debtors' records, and consistent with the Schedules of Assets and Liabilities and the Claims registry of the Clerk of the Bankruptcy Court (the "Clerk");

                  (b) If a Proof of Claim has been timely filed, and has not been objected to before the expiration of the Voting Deadline, the voted amount of that Claim shall be as specified in the Proof of Claim filed with the Clerk;

                  (c) Subject to subparagraph (d) below, a Claim that is the subject of an objection filed before the Voting Deadline shall be disallowed for voting


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                     PAGE 9
                  purposes, except to the extent and in the manner that the Debtors indicate in their objection that the Claim should be allowed for voting or other purposes;

                  (d) If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the voted amount and classification shall be that set by the Bankruptcy Court;

                  (e) If a Claimholder or its authorized representative did not use the Ballot or Master Ballot form, as applicable, provided by the Debtors; the Official Ballot Form authorized under the Federal Rules of Bankruptcy Procedure; or a substantially similar form of ballot, such Ballot will not be counted;

                  (f) If the Ballot is not received by Debtors on or before the Voting Deadline at the place fixed by the Bankruptcy Court, the Ballot will not be counted;

                  (g) If the Ballot is not signed by the Claimholder or its authorized representative, the Ballot will not be counted;

                  (h) If the individual or institution casting the Ballot (whether directly or as a representative) was not the holder of a Claim on the Voting Record Date (as that term is defined below), the Ballot will not be counted;

                  (i) If the Claimholder or its authorized representative did not check one of the boxes indicating acceptance or rejection of the Plan, or checked both such boxes, the Ballot will be counted as an acceptance;

                  (j) If no Ballots are received on or before the Voting Deadline with respect to a particular class of Claims, then such class of Claims shall be deemed to have accepted the Plan;

                  (k) Whenever a Claimholder (or its authorized representative) submits more than one Ballot voting the same Claim(s) before the applicable deadline for submission of Ballots, except as otherwise directed by the Bankruptcy Court after notice and a hearing, the last such Ballot shall be deemed to reflect the voter's intent and shall supersede any prior Ballots.

         3. EXECUTION OF BALLOTS BY REPRESENTATIVES

         If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons must indicate their capacity when signing and, at the Debtors' request, must submit proper evidence satisfactory to the Debtors of their authority to so act.

         4. WAIVERS OF DEFECTS AND OTHER IRREGULARITIES REGARDING BALLOTS

         Unless otherwise directed by the Bankruptcy Court, all questions concerning the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 10
will be determined by the Debtors in their sole discretion, whose determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liability for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until any irregularities have been cured or waived. Ballots previously furnished, and as to which any irregularities have not subsequently been cured or waived, will be invalidated.

         5. WITHDRAWAL OF BALLOTS AND REVOCATION

         Any holder of a Claim (or its authorized representative) in an impaired Class who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to counsel for Debtors at any time before the Voting Deadline.

         To be valid, a notice of withdrawal must: (i) contain the description of the Claims to which it relates and the aggregate principal amount or number of shares, represented by such Claims; (ii) be signed by the Claimholder (or its authorized representative) in the same manners as the Ballot; and (iii) be received by counsel for Debtors in a timely manner at the addresses set forth herein. The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

         Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots that is not received in a timely manner by the Debtors will not be effective to withdraw a previously furnished Ballot.

         Any Claimholder (or its authorized representative) who has previously submitted a properly completed Ballot to counsel for Debtors before the Voting Deadline may revoke such Ballot and change its vote by submitting to counsel for Debtors before the Voting Deadline a subsequent, properly completed Ballot for acceptance or rejection of the Plan.

H. CONFIRMATION OF PLAN

         1. SOLICITATION OF ACCEPTANCES

         The Debtors are soliciting your vote. The Debtors will bear the cost of any solicitation by the Debtors. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Bankruptcy Court.

         NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE DEBTORS OR THE PLAN ARE AUTHORIZED BY THE DEBTORS


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 11

         OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED ON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTORS FOR SUCH ACTION AS MAY BE DEEMED APPROPRIATE.

         THIS IS A SOLICITATION SOLELY BY THE DEBTORS, AND IS NOT A SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, OR ACCOUNTANT FOR THE DEBTORS. THE REPRESENTATIONS, IF ANY, MADE HEREIN ARE THOSE OF THE DEBTORS AND NOT OF SUCH SHAREHOLDERS, ATTORNEYS, OR ACCOUNTANTS, EXCEPT AS MAY BE OTHERWISE SPECIFICALLY AND EXPRESSLY INDICATED.

         Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by Bankruptcy Code section 1125(b). Violation of Bankruptcy Code section 1125(b) may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

         2. REQUIREMENTS FOR CONFIRMATION OF THE PLAN

         At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Bankruptcy Code section 1129 have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, Bankruptcy Code section 1129 requires that:

                  (a) The Plan comply with the applicable provisions of the Bankruptcy Code;

                  (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code;

                  (c) The Plan has been proposed in good faith and not by any means forbidden by law;

                  (d) Any payment or distribution made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expense in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 12

                  (e) The Debtors have disclosed the identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and Interest Holders and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the reorganized debtor and the nature of any compensation for such insider;

                  (f) Any government regulatory commission with jurisdiction (after confirmation of the Plan) over the rates of the Debtors has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

                  (g) With respect to each impaired Class of Claims or Interests, either each holder of a Claim or Interest of the Class has accepted the Plan, or will receive or retain under the Plan on account of that Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. If Bankruptcy Code section 1111(b)(2) applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder's interest in the Debtors' interest in the property that secures that Claim;

                  (h) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

                  (i) Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Administrative Claims and Priority Claims shall be paid in full on the Effective Date or the Allowed Date;

                  (j) If a Class of Claims or Interests is impaired under the Plan, at least one such Class of Claims or Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class; and

                  (k) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

         The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code for confirmation and that the Plan was proposed in good faith. The Debtors


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 13
believe it has complied, or will have complied, with all the requirements of the Bankruptcy Code governing confirmation of the Plan.

         3. ACCEPTANCES NECESSARY TO CONFIRM THE PLAN

         Voting on the Plan by each holder of a Claim (or its authorized representative) is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Bankruptcy Code section 1126(a), the Plan must be accepted by each Class of Claims that is impaired under the Plan by parties holding at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class actually voting in connection with the Plan. Even if all Classes of Claims accept the Plan, the Bankruptcy Court may refuse to confirm the Plan.

         4. CRAMDOWN

         In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization/liquidation does not discriminate unfairly within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable" has different meanings for holders of secured and unsecured claims and equity interests.

         With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens, (ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and
(iii) hereof; or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

         With respect to an unsecured claim, "fair and equitable" means either
(i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

         With respect to equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 14

         In the event at least one Class of impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Interests.

         The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class of Claims and Interests.

                                    ARTICLE 4

                            BACKGROUND OF THE DEBTORS

A. NATURE OF THE DEBTORS' BUSINESS

         Kevco is a publicly-held Texas corporation and has its corporate headquarters in Fort Worth, Texas. The other Debtors are direct or indirect wholly-owned subsidiaries of Kevco. Prior to the Petition Date, the Debtors were wholesale distributors of building products to the manufactured housing and recreational vehicle ("RV") industries. The Debtors also manufactured wood products including roof trusses and lumber cut to customer specifications, laminated wallboard products, thermoformed bathtubs, shower enclosures and tub wall surrounds for the manufactured housing and RV industries.

         The Debtors' business was organized into three separate operating segments: Manufacturing, Wood, and Distribution. All three segments marketed to the manufactured housing and RV industry. The Manufacturing segment produced thermoformed products, such as bathtubs and shower enclosures, and laminated wallboard products. The Wood segment produced roof trusses and lumber cut to customer specifications. The Distribution segment wholesaled component parts and raw materials used in the construction of manufactured housing and recreation vehicles. As of February 2, 2001, the business day immediately prior to the Petition Date, the Debtors employed approximately 1,331 individuals.

B. ASSETS, LIABILITIES AND LIQUIDATION ANALYSIS

         1. ASSETS

         On January 31, 2001, the Debtors had assets with an aggregate book value(3) of $237,689,551.27.(4) That aggregate amount represents the following:
(i) cash in the amount of $9,143,409.91; (ii) trade accounts receivable in the amount of $21,754,916.68; (iii) inventory in the amount of $43,997,809.59; (iv) other current assets in the amount of $5,936,659.09; (v) property and equipment
(net) in the amount of $42,301,930.17; (vi) goodwill and other


----------

(3) The book value of the Debtors' assets included hundreds of millions of dollars in intercompany receivables and intangible assets, most of which had little, if any, market value. Thus, the book value of such assets did not necessarily equate with the fair market value of those assets as of the Petition Date.

(4) For a complete listing and explanation each of the Debtors' assets as of the Petition Date, parties should refer to the Schedules of Assets and Liabilities filed in the bankruptcy case for that Debtor.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 15
intangible assets (net) in the amount of $109,467,764.23; and (vii) other long term assets in the amount of $5,087,061.40.

         As more fully discussed below, the Debtors sold essentially all of their operating assets during the bankruptcy case to five different purchasers. The aggregate gross sale price generated by the sales was approximately $41.6 million. The Sales included the sale of certain aspects of the Debtors' business as going concern as well as mere asset sales. The Debtors also sold various real property during these cases for a gross sales price of $3.6 million.

         2. LIABILITIES

         On January 31, 2001, the Debtors had liabilities in the aggregate amount of approximately $244 million.(5) That aggregate amount is comprised of the following:

                  (a) Approximately $75 million in secured debt owing to Kevco's Lender Group,(6) which was secured by liens asserted on all or substantially all of the Debtors' assets. (These claims have been recently been resolved by a settlement agreement approved by the Court on June 24, 2002 by final Order.)

                  (b) $105 million plus accrued interest owed under those certain 10 3/8% Senior Notes due 2007 issued by Kevco on or about December 1, 1997.

                  (c) $23.5 million plus accrued interest under 11.5% Senior Subordinated Convertible Notes due July 2006 (together with the 10 3/8% Senior Notes due 2007, the "Kevco Notes").

                  (d)      Approximately $40 million of unsecured trade debt.

----------

(5) For a complete listing and explanation of each of the Debtors' liabilities as of the Petition Date, parties should refer to the Schedules of Assets and Liabilities filed in the bankruptcy case for that Debtor.

(6) Bank of America, N.A. is the administrative agent for the Lender Group. The remainder of the Lender Group is comprised of National City Bank of Kentucky, Guaranty Bank, formerly known as Guaranty Federal Bank, F.S.B., Wells Fargo Bank, N.A., Bank One Texas, N.A., Archimedes Funding, L.L.C., Alliance Capital Funding, L.L.C., MLCBO IV (Cayman), Pilgrim Prime Rate Trust, and PAM Capital Funding L.P.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 16

         3. DEBTORS' CORPORATE STRUCTURE AND RELATIONSHIP TO AFFILIATES

         Prior to the Petition Date, the Debtors were a wholesale distributor of building products to the manufactured housing and RV industries, which was conducted primarily through Kevco's indirect, wholly-owned subsidiary, Kevco Distribution. The Debtors also manufactured certain products for the manufactured housing and RV industries, which was conducted primarily through Kevco's indirect, wholly-owned subsidiary, Kevco Manufacturing. The other subsidiaries of Kevco, Kevco Management, Kevco Holding, Kevco GP, Kevco Components, and DCM, conducted few business operations. The Debtors believe there is little or no value to these subsidiaries inasmuch as any assets of these subsidiaries with any value were previously sold.

C. EXISTING AND POTENTIAL LITIGATION/PROCEEDINGS

         1. POTENTIAL LITIGATION

         The Debtors may be potential plaintiffs or defendants in other lawsuits, claims, and administrative proceedings. While the outcome of those proceedings cannot be predicted with certainty, the Debtors reasonably estimate that the recoveries generated from, and/or the costs associated with pursuing, those claims will not materially affect the financial condition of the Debtors or the distributions to be made under the Plan.

         2. COMMITTEE LITIGATION

         On July 2, 2001, the Committee commenced an adversary proceeding against the Debtors' Lender Group(7) on the Debtors' behalf in the Bankruptcy Court, Adversary Number 01-4076 (the "Committee Litigation"). In the Committee Litigation, the Committee asserted causes of action under Chapter 5 of the Bankruptcy Code and sought various forms of relief, including, without limitation, declaratory judgment as to the validity of certain of the Lender Group's liens, avoidance of various transactions, money judgment against the Lender Group and a denial of certain of the Bank Group's claims against the Debtors.

         The Adversary Proceeding was referred to mediation before the Honorable Harold C. Abramson, United States Bankruptcy Judge. As described in more detail below, after a full day of negotiation during the mediation and upon several additional weeks of detailed settlement discussions, the Committee, the Debtors and the Lender Group reached an agreement in full settlement of the Committee Litigation. The Agreement generated $6 million free and clear of the Lender Group's liens and security interests. On June 24, 2002, the Court approved the parties' settlement of the Committee Litigation.

         On June 4, 2002, the Committee further undertook the prosecution of the estates' claims (the "D&O Litigation") against certain officers of the Debtors, as well as third parties for, inter alia, breach of fiduciary duties, theft of trade secrets, tortious interference with contracts and

----------

(7) Bank of America, N.A. is the administrative agent for the Lender Group. The remainder of the Lender Group is comprised of National City Bank of Kentucky, Guaranty Bank, formerly known as Guaranty Federal Bank, F.S.B., Wells Fargo Bank, N.A., Bank One Texas, N.A., Archimedes Funding, L.L.C., Alliance Capital Funding, L.L.C., MLCBO IV (Cayman), Pilgrim Prime Rate Trust, and PA M Capital Funding L.P.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 17
business relations and civil conspiracy. The litigation remains in its infancy and the amount of any likely recovery remains subject to determination.

D. PREFERENCE AND OTHER AVOIDANCE LITIGATION

         During the 90-day period immediately preceding the Petition Date, the Debtors made various payments and other transfers while insolvent to creditors on account of antecedent debts. In addition, during the one-year period before the filing date, the Debtors made certain transfers to, or for the benefit of, certain "insider" creditors. While most of those payments were made in the ordinary course of the Debtors' business, some of those payments may be subject to avoidance and recovery by the Debtors' bankruptcy estate as preferential and/or fraudulent transfers pursuant to Bankruptcy Code sections 544, 547, 548 and 550. Under Bankruptcy Code section 1123(b)(3)(B), the Debtors, on behalf of itself and holders of Allowed Claims and Allowed Interests, shall retain all claims, causes of action, and other legal and equitable rights that it had (or had power to assert) immediately prior to Confirmation of the Plan, including actions for the avoidance and recovery of estate property under Bankruptcy Code section 550, or transfers avoidable under Bankruptcy Code sections 544, 545, 547, 548, 549 or 553(b), and may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such actions. All claims, causes of action, and other legal or equitable rights shall remain the property of the Debtors. All recoveries from the above-referenced actions will become Estate Property, and will be distributed to holders of Allowed Claims and Allowed Interests pursuant to the Plan.

         With respect to any potential avoidance actions, the likelihood of successful recovery must be weighed against the legal fees and other expenses that would likely be incurred by the Debtors in determining whether to pursue legal remedies for the avoidance and recovery of any transfers. Inasmuch as the Debtors' investigation of such payments is in the nascent phase, it is unable to provide any meaningful estimate of the total amount that could be recovered The Debtors' Statements of Financial Affairs on file with the Bankruptcy Court identify the creditors and insiders who received transfers from the Debtors during the applicable periods as well as the corresponding amount of those transfers. Each of those transfers may constitute an avoidable preference and/or fraudulent conveyance.

                                    ARTICLE 5

                          EVENTS LEADING TO BANKRUPTCY

         Beginning in 1995, the Debtors pursued an aggressive growth strategy to capitalize on anticipated trends in the manufactured housing and RV industries. In connection with this objective, the Debtors pursued a combination of rapid internal growth and significant acquisitions. These acquisitions included, among others, Service Supply Systems, Inc. (in June 1995, for approximately $15.6 million), Bowen Supply, Inc. (in February 1997, for approximately $20.5 million), Consolidated Forest Products, L.L.C. (in February 1997, for approximately $13 million), and Shelter Components Corporation (in December 1997, for approximately $135.7 million). This growth strategy required substantial capital, which was primarily generated from borrowings under Kevco's bank credit facilities, proceeds from


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 18

Kevco's November 1996 initial public offering, and proceeds from the issuance of the Senior Subordinated Notes.

         The Debtors were faced with consolidating these acquisitions into their existing operations, leading to increased expenditures stemming from the integration and the administrative and facility redundancies created by the acquisitions. These integration costs reduced the Debtors' cash flows, and difficulties in integrating these acquired operations limited the Debtors' ability to realize economies of scale from the growth associated with the acquisitions.

         A general decline in the manufactured housing and RV industries beginning in the second half of 1998 also contributed to the Debtors' financial difficulties. This slow-down was believed to be caused by, among other things, lenders tightening their approval requirements on marginal buyers, fewer lenders participating in the manufactured housing market, and an oversupply of retail dealer inventory.

         In an attempt to improve its operating position, in July 1999 Kevco completed a transaction, pursuant to which an affiliate of Wingate Partners II, L.P. ("Wingate") acquired, for an approximate purchase price of $37.0 million,
(i) 2,700,000 shares of Kevco's common stock, (ii) three warrants to purchase an aggregate of 1,743,182 shares of a new class of nonvoting common stock of Kevco, and (iii) two tranches of Senior Subordinated Exchangeable Notes in the aggregate principal amount of $23.5 million.

         Despite the capital infusion from Wingate, the persistent decline in the manufactured housing and RV industries continued to place significant financial pressure on the Debtors' ability to generate sufficient returns to service their debt and to finance the continued integration of the newly-acquired operations. Ultimately, these capital constraints, coupled with encroaching creditor demands, caused the Debtors to seek protection under chapter 11 of the Bankruptcy Code.

                                    ARTICLE 6

                POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS

A. POST-BANKRUPTCY OPERATIONS

         Both before and after the Petition Date, the Debtors were unable to obtain external financing which was necessary to fund a successful reorganization. Since the Petition Date, the Debtors have sold all of their operating divisions. Prior to the closing of the sales of these operations, the Debtors had generally been paying postpetition obligations as they became due.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 19

B. SIGNIFICANT ORDERS ENTERED DURING THE CASE

         1. FIRST DAY ORDERS

         On the Petition Date, the Debtors filed a number of motions designed to allow it to continue operating its business in the ordinary course without unnecessary disruption as a result of the bankruptcy filing. Pursuant to those motions, the Bankruptcy Court entered orders that, among other things, granted the Debtors the authority to: (i) use the cash collateral of the Lender Group;
(ii) pay prepetition accrued wages, salaries, and other compensation to its employees; honor certain existing personnel policies (including the Debtors' medical and 401k plans and vacation and personal time policies, as modified by the Court) in the ordinary course of business; and reimburse its employees for business expenses incurred prepetition; (iii) maintain and use its existing bank accounts, business funds, and consolidated cash management system and (iv) employ various professionals, including Haynes and Boone, LLP, The Gordian Group, L.P. and Lain, Faulkner & Co., P.C. The Bankruptcy Court also entered an order prevent utilities from altering or refusing service to the Debtors except under certain circumstances.

         2. USE OF CASH COLLATERAL

         On March 13, 2001, the Bankruptcy Court entered its Final Agreed Order Regarding Limited Use of Cash Collateral authorizing the Debtors to use the cash collateral of the Lender Group in accordance with a budget provided by the Debtors and approved by the Lender Group. Subsequently, the Debtors and the Lender Group have entered several stipulations extending the Debtors' use of cash collateral.

         3. OFFICIAL COMMITTEE OF UNSECURED CREDITORS

         On February 13, 2001, the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Committee") in this chapter 11 case. The Committee is composed of the following parties:


         Bank of New York as Successor         Tolko Industries, Ltd.
         Indentured Trustee to U.S. Trust      Box 39
         Company of New York                   3203 30th Avenue
                                               Vernon, B.C., Canada VIT 6M1
         Harrigan Lumber Company
         P.O. Drawer 926                       MiTek Industries, Inc.
         Monroeville, AL  36461                P.O. Box 7359
                                               St. Louis, MO  63177-7359
         U.S. Brass Corporation
         901 10th Street
         P.O. Box 869037
         Plano, TX  75086-9037


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 20

         4. COMMENCEMENT AND SETTLEMENT OF ADVERSARY PROCEEDINGS

         On June 28, 2001, the Committee was authorized by the Bankruptcy Court to commence the Adversary Proceeding on behalf of the Debtors and their estates. On June 24, 2002, the Court approved the Settlement Agreement, which resolved the Committee's causes of action against the Lender Group and generated $6 million free and clear of the Lender Group's liens and security interest. Under the terms of the Settlement Agreement, the Debtors and the Committee agreed to compromise the Adversary Proceeding against the Lender Group in exchange for certain concessions by the Lender Group, as set forth in the Settlement Agreement.

         5. EMPLOYEE AND EXECUTIVE RETENTION PLANS

         On March 14, 2001, the Bankruptcy Court entered an order approving the employee retention plans proposed by the Debtors. The goal of the retention plan was to provide incentives for key employees to remain employed at the Debtors until certain milestone dates, which would maximize the value of the Debtors' business and increase the chance of a successful reorganization/liquidation. The Debtors have paid all bonuses that have already accrued under the retention plan.

         6. THE SALE OF THE DEBTORS' BUSINESS OPERATIONS

         Before the Petition Date, the Debtors began marketing their property and assets as well as their various operating divisions (collectively, the "Business") and retained the firm of The Gordian Group, L.P. ("Gordian") as special financial and sales consultants to assist in the sale process. The Debtors and Gordian believed that the Business was substantially more valuable if the divisions were sold as ongoing operations rather than liquidation following a shut down of operations. To facilitate the sale process, the Debtors and their professionals (i) initiated the marketing of the Business and directly contacted numerous potential purchasers to solicit expressions of interest for the acquisition of the Business; (ii) prepared packages consisting of a management presentation and other information necessary to determine the value of the Business; (iii) drafted and obtained satisfactory confidentiality agreements from potential purchasers and then distributed bid packages to those parties; (iv) established and maintained a data room for potential purchasers to conduct necessary due diligence; and (v) solicited, received, and negotiated multiple proposals and letters of intent regarding the acquisition of the Business.

         On February 2, 2001, Kevco Manufacturing, Kevco and Wingate entered into an agreement to sell its Design Components division to Adorn, LLC ("Adorn"), for approximately $12 million. In connection with this agreement, on February 23, 2001, the Debtors filed their Motion for Order Pursuant to 11 U.S.C. Sections 105, 363, 365, 1107, 1108 and 1146 Authorizing Debtors to Sell Assets of Design Components, a Division of Debtor, Kevco Manufacturing, L.P. and to Assume, Assign and Sell Certain Executory Contracts and Unexpired Leases that Relate Thereto Free and Clear of All Liens, Claims, and Encumbrances. The motion sought, among other relief, approval of the proposed sale of the Design Components division to Adorn free and clear of all interests, along with the approval of the assumption and assignment of certain executory contracts and unexpired leases to Adorn. After the requisite hearing, the Bankruptcy


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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


Court entered an order approving the sale of the Design Components division to Adorn under the asset purchase agreement, free and clear of all interests under Bankruptcy Code sections 105 and 363 as well as the assumption and assignment of the identified executory contracts and unexpired leases under Bankruptcy Code section 365. The transaction ultimately closed on February 23, 2001.

         On March 2, 2001, Kevco Manufacturing entered into an agreement to sell its Sunbelt Wood Components division to Universal Forest Products Eastern Division, Inc. ("Universal"), for approximately $7.8 million. In connection with this agreement, on April 3, 2001, the Debtors filed their Motion for Order Pursuant to 11 U.S.C. sections 105, 363, 1107, 1108 and 1146 Authorizing Debtors to Sell Assets of Sunbelt Wood Components, a Division of Debtor, Kevco Manufacturing, L.P., Free and Clear of All Liens, Claims, and Encumbrances. The motion sought, among other relief, approval of the proposed sale of the Sunbelt Wood Components division to Universal free and clear of all interests. After the requisite hearing, the Bankruptcy Court entered an order approving the sale of the Sunbelt Wood Components division to Universal under the asset purchase agreement, free and clear of all interests under Bankruptcy Code sections 105 and 363. The transaction ultimately closed on April 3, 2001.

         On April 4, 2001, Kevco Distribution entered into an agreement to sell its distribution business located in Alabama, Florida, Georgia, Indiana, North Carolina and Texas (the "Southern Distribution Division") to Alliance Investment & Management Company, Inc. ("Alliance"), for approximately $3.9 million. In connection with this agreement, on April 25, 2001, the Debtors filed their Motion for Order Pursuant to 11 U.S.C. sections 105, 363, 1107, 1108 and 1146 Authorizing Debtors to Sell Assets of South Region of Debtor, Kevco Manufacturing, L.P. Free and Clear of All Liens, Claims, and Encumbrances and Other Interests. The motion sought, among other relief, approval of the proposed sale of the Southern Distribution Division to Alliance free and clear of all interests. After the requisite hearing, the Bankruptcy Court entered an order approving the sale of the Southern Distribution Division to Alliance under the asset purchase agreement, free and clear of all interests under Bankruptcy Code sections 105 and 363. The transaction ultimately closed on May 1, 2001.

         On April 3, 2001, Kevco Manufacturing entered into an agreement to sell its Better Bath division to Drew Industries Incorporated ("Drew"), for approximately $9.5 million. In connection with this agreement, on May 21, 2001, the Debtors filed their Motion for Order Pursuant to 11 U.S.C. sections 105, 363, 365, 1107, 1108 and 1146 Authorizing Debtors to Sell Assets of Better Bath, a Division of Debtor, Kevco Manufacturing, L.P., and to Assume, Assign and Sell Certain Executory Contracts and Unexpired Leases that Relate Thereto Free and Clear of All Liens, Claims, and Encumbrances. The motion sought, among other relief, approval of the proposed sale of the Better Bath division to Drew free and clear of all interests, along with the approval of the assumption and assignment of certain executory contracts and unexpired leases to Drew. After the requisite hearing, the Bankruptcy Court entered an order approving the sale of the Better Bath division to Drew under the asset purchase agreement, free and clear of all interests under Bankruptcy Code sections 105 and 363 as well as the assumption and assignment of the identified executory contracts and unexpired leases under Bankruptcy Code section 365. The transaction ultimately closed on June 1, 2001.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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


         On April 18, 2001, Kevco Manufacturing entered into an agreement to sell its Duo-Form division to Duo-Form Acquisition Corp. ("DAC"), for approximately $5.5 million. In connection with this agreement, on May 15 and May 21, 2001, the Debtors filed their Motion for Order Pursuant to 11 U.S.C. sections 105, 363, 365, 1107, 1108 and 1146 Authorizing Debtors to Sell Assets of Duo-Form, a Division of Debtor, Kevco Manufacturing, L.P., and to Assume, Assign and Sell Certain Executory Contracts and Unexpired Leases that Relate Thereto Free and Clear of All Liens, Claims, and Encumbrances. The motion sought, among other relief, approval of the proposed sale of the Duo-Form division to DAC free and clear of all interests, along with the approval of the assumption and assignment of certain executory contracts and unexpired leases to DAC. After the requisite hearing, the Bankruptcy Court entered an order approving the sale of the Duo-Form division to DAC under the asset purchase agreement, free and clear of all interests under Bankruptcy Code sections 105 and 363 as well as the assumption and assignment of the identified executory contracts and unexpired leases under Bankruptcy Code section 365. The transaction ultimately closed on June 1, 2001.

         On April 27, 2001, Kevco Distribution entered into an agreement to sell certain of assets associated with its distribution business located in Alabama, Florida, Georgia, Indiana, North Carolina and Texas (the "Remaining Southern Equipment") to Alliance for approximately $400,000. In connection with this agreement, on May 23, 2001, the Debtors filed their Motion for Order Authorizing and Approving Process for Sale and Disposition of Debtors' Remaining Equipment Free and Clear of All Liens, Claims, and Encumbrances. The motion sought, among other relief, approval of the proposed sale of the Remaining Southern Equipment to Alliance free and clear of all interests. After the requisite hearing, the Bankruptcy Court entered an order approving the sale of the Remaining Southern Equipment to Alliance under the asset purchase agreement, free and clear of all interests under Bankruptcy Code sections 105 and 363. The transaction ultimately closed on June 5, 2001.

         7. MISCELLANEOUS PROPERTY SALES

         On March 22, 2001 the Bankruptcy Court approved a sale of the assets of the Shepherd Products Group of Kevco Distribution to Mid-American Converting, Inc. for the purchase price of $340,000, and the transaction closed promptly thereafter.

         On September 27, 2001, the Bankruptcy Court approved a sale of certain unimproved real property of Kevco Distribution located in Waco, Texas to R. Brad Davis for the purchase price of $35,000. The transaction closed on January 15, 2002.

         On May 8, 2002, the Bankruptcy Court approved a sale of certain real property of Kevco Manufacturing located at 21608 Protecta Drive in Elkhart, Indiana to AL-KO Kober Corporation for a purchase price of $1,500,000. The transaction closed on May 15, 2002.

         On November 16, 2001, the Bankruptcy Court approved a sale of certain real property of Kevco Distribution located in Douglas, Georgia to Run to Win Freight Lines, Inc. for the purchase price of $850,000. Run to Win Freight Lines, Inc. failed to close on the sale, and on May 21, 2002, the Bankruptcy Court approved a sale of the Douglas, Georgia property to


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IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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


Danny D. Lewis, Ronnie E. Lewis and Chris D. Lewis for a purchase price of $760,000. The transaction closed on May 29, 2002.

         On July 24, 2002, the Bankruptcy Court approved a sale of certain real property of Kevco Distribution located at 27217 County Road 6 in Elkhart, Indiana to Golden Helvey Properties, Inc. for a purchase price of $1,325,000.00. The transaction closed on August 6, 2002.

         During these cases, the Debtors also sold various equipment for the gross purchase price of $900,000.

         8. RESULTS OF DEBTORS' SALE EFFORTS

         As previously noted, the sales of the Debtors' various business operations, real estate and equipment yielded an aggregate gross sales price of approximately $45 million. The sales resulted in the disposition of substantially all of the Debtors' property and assets, including its tangible personal property, inventory, raw materials, trade receivables, intellectual property (patents and trademarks), books and records, goodwill, and operating divisions, with the exception of certain parcels of real property for which the Debtors are currently seeking purchasers. The Debtors retained certain claims and causes of action, including avoidance and fraudulent conveyance action under the Bankruptcy Code. Under the Plan, the Plan Administration Agent will liquidate any of the Debtors' remaining assets and property and distribute any proceeds therefrom to the Creditors.

         9. REJECTION OF EXECUTORY CONTRACTS

         As part of the Debtors' sale efforts and operational shut-down, the Debtors identified several executory contracts that were no longer necessary beneficial to the Debtors inasmuch as they had sold their property and assets and were no longer conducting business. During the course of these cases, the Debtors filed five omnibus motions to reject executory contracts. On April 26, May 29, June 26, July 3 and October 30, 2001, the Bankruptcy Court entered orders granting these omnibus motions and rejecting several of the Debtors' executory contracts and unexpired leases. The rejection of those executory contracts and unexpired leases forestalled the further accrual of administrative expense priority claims under those contracts. As the Debtors have now terminated all operations, the Plan provides that any remaining executory contracts are rejected as of the Petition Date.

C. PROFESSIONAL FEES AND EXPENSES

         1. PROFESSIONALS EMPLOYED BY THE DEBTORS

         Pursuant to orders entered by the Bankruptcy Court, the Debtors have retained certain professionals to represent its interests in this chapter 11 case. In particular, the Debtors retained Haynes and Boone LLP ("Haynes and Boone) to serve as general bankruptcy counsel.

         The Debtors also retained (i) The Gordian Group, L.P. as financial advisors in connection with the anticipated sale of their business operations, which is discussed more fully above; (ii)


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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


Lain, Faulkner & Co., PC as its accountants; (iii) Staubach Global Services, Inc. as real estate broker; (iv) Ernst & Young, L.L.P. to provide necessary tax compliance and auditing services in the bankruptcy case and (v) Barnes & Thornburg to pursue certain property tax appeals. The Debtors have filed an application to employ Cozen & O'Connor, P.C. to represent Kevco Manufacturing in connection with claims arising from a fire that destroyed Kevco Manufacturing's Edwardsburg, Michigan facility. This application is set for hearing on August 28, 2002.

         2. PROFESSIONALS EMPLOYED BY THE CREDITORS COMMITTEE

         The Committee, pursuant to orders entered by the Bankruptcy Court, has also retained certain professionals to represent its interests in this chapter 11 case. The Committee retained the law firm of Baker & McKenzie L.L.P. as its general bankruptcy counsel, and it retained Mark MacDonald and Associates, P.C. as special counsel to pursue the Committee Litigation.

D. SUBSTANTIVE CONSOLIDATION

         On August 14, 2002, the Debtors filed their Joint Application for Substantive Consolidation of Debtor Entities and Elimination of Inter-Company Debtor Claims and Brief in Support Thereof (the "Consolidation Motion"). In the Consolidation Motion, the Debtors requested that the Bankruptcy Court exercise its power under 11 U.S.C. section 105(a) to substantively consolidate the separate Debtors into Kevco, Inc. as a single corporate entity for all purposes. The Debtors further requested that the Court order that all assets and liabilities of each of the Debtors be merged into Kevco, Inc. and declare that all proofs of claim filed and all debts scheduled in each of the individual cases of the Debtors be deemed to have been filed or scheduled in the consolidated case of Kevco, Inc. On September 18, 2002, the Bankruptcy Court entered its Order Granting the Consolidation Motion in all respects.

                                    ARTICLE 7

                             DESCRIPTION OF THE PLAN

A. INTRODUCTION

         A summary of the principal provisions of the Plan and the treatment of Classes of Allowed Claims and Interests is set out below. This Disclosure Statement is only a summary of the terms of the Plan and is entirely qualified by the Plan; it is the Plan and not the Disclosure Statement that governs the rights and obligations of the parties.

         That certain Settlement Agreement, dated June 24, 2002, among the Lender Group, the Committee and the Debtors is incorporated by reference into and deemed part of the Plan.

B. DESIGNATION OF CLAIMS AND INTERESTS

         The following is a designation of the classes of Allowed Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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

Professional Fee Claims described in this Article 7, have not been classified and are excluded from the following classes. Priority Unsecured Tax Claims will be classified as Class 1 claims. An Allowed Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Allowed Claim or Interest qualifies within the description of such other class or classes. An Allowed Claim or Interest is classified in a particular class only to the extent that the Allowed Claim or Interest in that class has not been paid, released, or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Interest.

                   CLASS                                   STATUS

Class 1: Allowed Priority Unsecured Claims     Unimpaired, not entitled to vote

Class 2: Allowed Secured Claims, Other Than    Unimpaired, not entitled to vote
         Those of Lender Group

Class 3: Allowed Secured Claim of Lender       Impaired, entitled to vote
         Group under Credit Agreement

Class 4: Allowed General Unsecured Claims      Impaired, entitled to vote

Class 5: Allowed Subordinated Claims           Impaired, entitled to vote

Class 6: Allowed Interests in Debtor           Impaired, deemed to have rejected


C. TREATMENT OF ADMINISTRATIVE CLAIMS AND PROFESSIONAL FEE CLAIMS


         Subject to the bar date provisions set forth in the Plan, Allowed Administrative Claim, including Professional Fee Claims and the Indenture Trustee Fees, incurred through the Effective Date shall be paid by the Plan Administration Agent from the Administrative Expense Reserve within ten (10) days following the later of the Effective Date or the date on which they become Allowed Claims. Allowed Professional Fee Claims incurred through the Effective Date shall be paid by the Plan Administration Agent within ten (10) days following the later of the Effective Date or the date on which they become Allowed Claims (i) first from the balance of any retainers, if any, held by Professionals until fully exhausted and (ii) then from the Administrative Expense Reserve. Any Professional Fee Claims incurred by any Professionals retained by the Plan Administration Agent arising after the Effective Date, shall be paid by the Plan Administration Agent, subject to Bankruptcy Court approval, from the Administrative Expense Reserve (i) first from the balance of any retainers, if any, held by Professionals until fully exhausted and (ii) then from the Administrative Expense Reserve.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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


         After the Effective Date and until the chapter 11 case is closed, the Plan Administration Agent shall pay as a Liquidation Cost all fees incurred under 28 U.S.C. section 1930(a)(6). After the Effective Date, the Plan Administration Agent shall serve on the Office of the U. S. Trustee a quarterly financial report for each calendar quarter, or portion thereof, during which the chapter 11 case remains open. The quarterly financial report shall include a statement of all Disbursements made during the quarter, pursuant to the Plan or otherwise.

D. TREATMENT OF RECLAMATION CLAIMS

         Both before and after the Petition Date, various claimants sought reclamation of goods shipped to the Debtors, citing state law and section 546 of the Bankruptcy Code. Article 2, Section 702 of the Uniform Commercial Code states that the rights of a reclaiming seller are "subject to the rights of a buyer in the ordinary course or other good faith purchaser or lien creditor under this chapter (Section 2.403)." It is well settled that a holder of a prior perfected security interest in after-acquired property will be treated as a good faith purchaser for the purposes of 2-702 with rights superior to the seller's right of reclamation.(8) Courts have also held that the bankruptcy court does not "deny" a seller's reclamation right by determining that such right is subordinate to a perfected security interest and that the reclamation claimant is therefore not entitled to an administrative expense claim in such instance.(9)

In exchange for pre-petition financing, the Debtors granted the Lender Group a security interest in all of the Debtors' property, including, without limitation, inventory and equipment. The Lender Group properly perfected its liens in such property. Neither the Debtor nor the Official Committee of Unsecured Creditors has challenged the validity of the Lender Group's liens or the perfection of such liens as they apply to inventory and equipment. For this reason, the Debtors believe that the Lender Group would be deemed a good faith purchaser for purposes of Uniform Commercial Code section 2-702.(10) Since (i) the rights of reclamation claimants are subject to the Lender Group's rights and
(ii) the value of the Lender Group's collateral is insufficient to satisfy the Lender Group's secured claims in full, reclamation claimants will receive no distribution

----------

(8) See, e.g., Pester Refining Co. v. Ethyl Corp., (In re Pester Refining Co.), 964 F.2d 842, 845 (8th Cir. 1992); Allegiance Healthcare Corporation v. Primary Health Systems, Inc. (In re Primary Health Systems, Inc.), 258 B.R. 111, 117 (Bankr. D. Del. 2001); Sandoz Pharmaceuticals Corp. v. Blinn Wholesale Drug Co, Inc. (In re Blinn Wholesale Drug Co, Inc.), 164 B.R. 440, 443-44 & n.3 (Bankr. E.D.N.Y. 1994); United States Trust Co. v. Raritan River Steel Co., Inc. (In re American Spring Bed Manufacturing Co.), 153 B.R. 365, 371-72, (Bankr. D. Mass.
1993) (noting that definition of good faith purchaser includes taking by lien and citing multiple cases); In re Diversified Food Service Distributors, Inc., 130 B.R. 427, 429-30 (Bankr. S.D.N.Y. 1991); see also In re Affiliated of Florida, Inc., 237 B.R. 495, 497 (Bankr. M.D. Fla. 1998) (citing In re Samuels & Co., Inc., 526 F.2d 1238 (5th Cir. 1976)).

(9) In re Pester Refining Co., 964 F.2d at 847; Bindley Western Industries v. Reliable Drug Stores, Inc. (In re Reliable Drug Stores, Inc.), 181 B.R. 374, 378-79 (S.D. Ind. 1995), aff'd, 70 F.3d 948 (7th Cir. 1995); Ohio Valley
Flooring, Inc. v. Flooring America, Inc. (In re Flooring America, Inc.), 271 B.R. 911, 920 (Bankr. N.D. Ga. 2001); In re Primary Health Systems, Inc,. 258 B.R. at 117-18; In re Blinn Wholesale Drug Co, Inc , 164 B.R. at 444-49; In re Leeds Building Products, Inc., 141 B.R. 265, 269-70 (Bankr. N.D. Ga. 1992); see also In re Victory Markets, Inc., 212 B.R. 738, 743 (Bankr. N.D.N.Y. 1997).

(10) In addition, at the time that most reclamation demands were made, the Debtors had already sold the goods sought by the reclamation claimant.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 27
under the Plan with respect to their reclamation claims and such claims will not be granted administrative expense priority. Rather, regardless of any compliance with the notice provisions of section 546 of the Bankruptcy Code, the claims of reclamation claimants will be treated as Class 4 Allowed General Unsecured Claims.

E. TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

         1. TREATMENT OF CLASS 1 ALLOWED PRIORITY UNSECURED CLAIMS.

         Allowed Claims in Class 1 shall be completely and fully satisfied by the payment of Available Cash to the holder of a Class 1 Allowed Claim in the amount of the Allowed Claim on the later of Effective Date or the date that the Claim becomes an Allowed Claim.


         2. TREATMENT OF CLASS 2 ALLOWED SECURED CLAIMS OTHER THAN THOSE OF LENDER GROUP.

         If there is more than one Class 2 Allowed Secured Claim, each Class 2 Allowed Secured Claim shall be classified in a separate subclass Class 2
Allowed Secured Claims shall be first satisfied by the transfer of any Estate Property constituting the Cash Collateral of the holder of a Class 2 Allowed Secured Claim. Any Cash Collateral securing Class 2 Allowed Secured Claims remaining after full satisfaction of such Claims shall remain Estate Property free and clear of all liens, claims, interests, and encumbrances. To the extent the Cash Collateral is insufficient to fully satisfy a Class 2 Allowed Secured Claim, the remaining portion of that Claim after application of the Cash Collateral shall be satisfied in full at the election of the Plan Administration Agent by (i) the sale of any other collateral securing the Allowed Secured Claims under Section 4.2.3 of the Plan, (ii) the transfer of that collateral to the holder of the Allowed Secured Claims under Section 4.2.4 of the Plan, or
(iii) an agreement reached between the holder of the Allowed Secured Claims and the Debtor under Section 4.2.5 of the Plan.

                  a. SALE OF COLLATERAL. The Plan Administration Agent may sell for Cash any Estate Property serving as collateral for the Class 2 Allowed Secured Claims. The holder of the Class 2 Allowed Secured Claims shall be entitled to bid at such sale in accordance with Bankruptcy Code section 363(k). Any sale proceeds generated by the sale of any Estate Property serving as collateral for a Class 2 Allowed Secured Claims (net of reasonable liquidation costs) shall be paid by the Plan Administration Agent to the holder of the Class 2 Allowed Secured Claims in satisfaction of those Claims. Any net sale proceeds remaining after satisfaction of the Class 2 Allowed Secured Claims shall remain Estate Property free and clear of all interests, liens and encumbrances.

                  b. TRANSFER OF COLLATERAL. The Plan Administration Agent may satisfy any Class 2 Allowed Secured Claims by transferring and conveying any Estate Property serving as collateral for the Claims to the holder of the Class 2 Allowed Secured Claims to the extent of the amount of the Class 2 Allowed Secured Claims. Any collateral


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 28
         remaining after satisfaction of the Class 2 Allowed Secured Claims shall remain Estate Property free and clear of any interests, liens and encumbrances.

                  c. OTHER AGREEMENTS. Notwithstanding Sections 4.2.3 and 4.2.4 of the Plan, Class 2 Allowed Secured Claims may otherwise be satisfied by an agreement between the holder of such Claims and the Plan Administration Agent. The treatment set forth in any such agreement will supersede the provisions of Sections 4.2.3 and 4.2.4 of the Plan.

                  d. RETENTION OF LIEN. Each holder of Class 2 Allowed Secured Claims shall retain the Liens securing those Claims until it is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder and the Plan Administration Agent.

                  e. DEFICIENCY CLAIM. If the holder of a Class 2 Allowed Secured Claim has a deficiency claim, it shall be treated under the Plan as either a Class 4 General Unsecured Claim or a Class 1 Priority Unsecured Tax Claim, whichever category is applicable. The Bankruptcy Court shall determine whether a deficiency claim shall be treated as a Class 4 General Unsecured Claim or a Class 1 Priority Unsecured Tax Claim.

         3. TREATMENT OF CLASS 3 ALLOWED SECURED CLAIM OF LENDER GROUP.

         The Allowed Secured Claim of Lender Group shall be satisfied according to the Settlement Agreement.

         4. TREATMENT OF CLASS 4 ALLOWED GENERAL UNSECURED CLAIMS.

         Each Allowed General Unsecured Claim shall receive a pro rata portion of available funds. All distributions to the holders of Senior Notes shall be by and through the Indenture Trustee. Pursuant to the Substantive Consolidation Order, all Intercompany Claims have been disallowed.

         5. TREATMENT OF CLASS 5 ALLOWED SUBORDINATED CLAIMS.

         Holders of any Class 5 Allowed Subordinated Claims shall not receive any Distribution under the Plan.

         6. TREATMENT OF CLASS 6 ALLOWED INTERESTS IN DEBTOR.

         Holders of any Class 6 Allowed Interest in Debtor shall not receive any Distribution under the Plan.

         7. TREATMENT OF RECLAMATION CLAIMS.

         As set forth in more detail above, Claimholders asserting rights of reclamation pursuant to section 546 of the Bankruptcy Code and applicable state law shall receive no Distribution in respect of their reclamation rights. The Claims of parties seeking reclamation will be treated as Class 4 Allowed General Unsecured Claims.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 29

F. ESTABLISHMENT OF RESERVES AND PAYMENT OF CREDITOR CLAIMS

         1. RESERVE FOR AND PAYMENT OF ADMINISTRATIVE EXPENSES. On or before the Confirmation Date, the Debtor shall have obtained an order of the Bankruptcy Court establishing an Administrative Expense Reserve funded with Available Cash in an amount necessary to pay the claimed amount of all Administrative Claims, including Professional Fee Claims. Administrative Claims shall be paid from the Administrative Expense Reserve as allowed by order of the Bankruptcy Court. Professional Fee Claims shall be paid from retainers or from the Administrative Expense Reserve as allowed by order of the Bankruptcy Court. To the extent any funds held in the Administrative Expense Reserve relate to Administrative Claims or Professional Fee Claims that have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by a written release of such claim or the failure to seek allowance of such claim within the time required by Sections 3.1 or 3.2 of the Plan, then the Plan Administration Agent shall seek an order of the Bankruptcy Court reducing the amount required to be held in the Administrative Expense Reserve and such funds shall be distributed to holders of Class 4 Allowed General Unsecured Claims as if such funds were Available Cash. The Administrative Expense Reserve shall be dissolved once all required payments have been made.

         2. RESERVE FOR AND PAYMENT OF PRIORITY UNSECURED CLAIMS. On or before the Confirmation Date, the Debtor shall have obtained an order of the Bankruptcy Court establishing a Priority Unsecured Claim Reserve funded with Available Cash in an amount necessary to pay the claimed and/or scheduled amount of all Class 1 Allowed Priority Unsecured. Class 1 Allowed Priority Unsecured Claims shall be fully and completely satisfied by the payment of Cash from the Priority Unsecured Claim Reserve in an amount equal to the Class 1 Allowed Priority Unsecured Claims on the later of the Effective Date or the date such Claims become Allowed Claims. To the extent any funds held in the Priority Unsecured Claims Reserve relate to a Class 1 Allowed Priority Unsecured Claim that has either been disallowed by the Bankruptcy Court or is no longer claimed as evidenced by a written release of such Claims or the failure to seek allowance of such Claims by the Administrative Claims Bar Date, then the Plan Administration Agent shall seek an order of the Bankruptcy Court reducing the amount required to be held in the Priority Unsecured Claim Reserve and such funds shall be distributed to holders of Class 4 Allowed General Unsecured Claims as if such funds were Available Cash. The Priority Unsecured Claims Reserve shall be dissolved once all required payments have been made.

         3. OPERATING RESERVE. Subject to the terms of the Settlement Agreement, before making any Distributions and within thirty (30) days from Effective Date, the Plan Administration Agent shall establish the Operating Reserve funded periodically with Available Cash in an amount determined by the Plan Administration Agent, in consultation with the Advisory Committee, to be reasonably necessary to pay anticipated Liquidation Costs, fund litigation, fund contingent liabilities, and otherwise conduct the affairs of the Debtor.

         4. DISPUTED CLAIMS RESERVE FOR CLAIMANTS. On or before the Confirmation Date, the Debtor shall have obtained an order of the Bankruptcy Court establishing the Disputed


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
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


Claims Reserve. The Plan Administration Agent shall deposit into the Disputed Claims Reserve any Distribution payable to a Claimant holding a Disputed Claim. To the extent that Disputed Claims have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by written releases of such Claims or the failure to seek allowance of such Claims by the Bar Date, then the Plan Administration Agent shall seek an order of the Bankruptcy Court reducing the amount required to be held in the Disputed Claims Reserve and such funds shall be distributed to holders of Class 4 Allowed General Unsecured Claims as if such funds were Available Cash. The Disputed Claims Reserve shall be dissolved once all required payments have been made.

         5. DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS IN CLASS 4. The Plan Administration Agent shall only make Distributions from Available Cash, except as otherwise provided in Article 4 of the Plan, including the Settlement Agreement. Subject to the limitations of Sections 8.1.1, 8.1.2, 8.1.3., and
8.1.4 of the Plan and the terms of the Settlement Agreement, the Plan Administration Agent shall have authority to make Distributions of Available Cash at such time or times the Plan Administration Agent believes there is sufficient Available Cash to warrant a Distribution, but in no event less than once a year. The Plan Administration Agent shall not, in any event, retain Cash in excess of what is reasonably necessary to fund the Reserves.

         6. PLACE AND MANNER OF PAYMENTS OR DISTRIBUTIONS. The Plan Administration Agent shall make Distributions to the holders of Allowed Claims (or in the case of Senior Note holders, to the Indenture Trustee) by mailing such Distribution to the Claimholders at their addresses as listed in the Schedules of Assets and Liabilities, or any proof of claim filed by the Claimholders, or at such other address as such Claimholders shall have specified for payment purposes in a written notice to the Plan Administration Agent at least twenty (20) days before a Distribution Date. The Plan Administration Agent shall distribute any Available Cash by wire, check, or such other method as the Plan Administration Agent deems appropriate under the circumstances. Before receiving any Distributions, all Claimholders, at the Plan Administration Agent's request, must provide to the Plan Administration Agent written notification of their respective Federal Tax Identification Numbers or Social Security Numbers; otherwise, the Plan Administration Agent may suspend Distributions to any Claimholder who has not provided its applicable Federal Tax Identification Number or Social Security Number.

         7. MINIMUM DISTRIBUTIONS. To the extent a Distribution to a particular Claimant is less than $100.00, the Plan Administration Agent may hold such Distribution until the final Distribution or until the aggregate of Distributions to such Claimant exceeds $100.00. Notwithstanding the foregoing, no Distribution of less than $10.00 shall be made to any holder on account of an Allowed Claim unless a request therefore is made in writing to the Plan Administration Agent. The Plan Administration Agent will distribute, at least annually to Claimholders, all of the Estate's net income earned and any Available Cash at times determined to be appropriate by the Advisory Committee after consultation with the Plan Administration Agent.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 31

         8. UNCLAIMED OR UNDELIVERABLE DISTRIBUTIONS. If a Distribution to any Claimholder is returned as undeliverable, the Plan Administration Agent shall use reasonable efforts to determine such Claimholder's then current address, and no further Distributions shall be made to such Claimholder unless and until the Plan Administration Agent is notified of such Claimholder's then current address. Approximately every six (6) months after the Effective Date, the Plan Administration Agent shall file with the Bankruptcy Court and post on the internet a list of all unclaimed distributions and the identity of the Claimholders entitled thereto.

         If any Person entitled to Distributions of Available Cash or Estate Property from the Plan Administration Agent cannot be located on the Effective Date or any time thereafter, then, subject to the provisions of Section 8.5.1 and this Section 8.5.2, such Available Cash Estate Property shall be set aside, and, in the case of Cash, held in an interest-bearing account or fund maintained by the Plan Administration Agent on behalf of such Person. Any taxes allocable to such Person as provided in this Section 8.5.2 shall be funded from any Cash in such interest-bearing account or fund. If such Person is located within one
(1) year of the Effective Date, such Cash together with any interest actually earned thereon and proceeds thereof (less the allocable portion of taxes paid by the Debtor on account of such Person), shall be paid or distributed to such Person. If such Person cannot be located within one (1) year of the Effective Date, then (a) such Person shall no longer be deemed to be a Claimant, and (b) any Available Cash and Estate Property and interest and proceeds thereon allocable to such Person, net of the allocable portion of taxes paid by the Debtor, shall be part of the Available Cash or Estate Property free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim) and shall be distributed to the other Claimholders as provided in the Plan, with such adjustments as are required to take into account that such Person is no longer deemed a Claimholder.

G. ACCEPTANCE OR REJECTION OF THE PLAN

         Claims in Classes 1 and 2 are not impaired under the Plan. As such, Claimholders within that Class are conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Claims in Classes 3 and 4 are impaired under the Plan. As such, Claimholders within Classes 3 and 4 are entitled to vote to accept or reject the Plan. Claimholders within Class 5 and Interestholders within Class 6 are impaired but will not receive any Distributions under the Plan. As such, Claimholders within Class 5 and Interestholders within Class 6 are conclusively presumed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

H. TREATMENT OF EXECUTORY CONTRACTS

         All Executory Contracts not otherwise assumed or rejected pursuant to a Final Order shall be deemed rejected as of the Effective Date. Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the rejection of the remaining Executory Contracts. Unless the Bankruptcy Court has established an earlier deadline concerning the rejection of a particular Executory Contract, any Claim arising out of the rejection of an Executory Contract under Sections 5.1 and 5.2 of the Plan must be filed with the


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 32

Bankruptcy Court and served on the Debtor and Plan Administration Agent within thirty (30) days after the Effective Date.

                                   ARTICLE 8

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

         The Plan contemplates an orderly and efficient liquidation of the Debtors and their property and assets by a Plan Administration Agent. On the Effective Date, title to all Estate Property shall vest in Kevco. The liquidation of the Estate Property and distributions to holders of Claims and Interests will be conducted by the Plan Administration Agent. The Plan also contemplates the establishment of a three member Advisory Committee, which shall be selected by the Committee. The Advisory Committee shall provide advice and consultation, as necessary, to the Plan Administration Agent and otherwise perform the duties specified in the Plan, including removal and replacement of the Plan Administration Agent. The purpose of the Advisory Committee is to provide a representative for the creditor constituency in connection with the post-confirmation recovery and distribution of Estate Property.

         Following the effective date, the Plan Administration Agent shall conduct an orderly liquidation of the Estate Property consistent with the term and conditions of the Plan and the Settlement Agreement. Except as otherwise expressly limited in the Plan or the Settlement Agreement, the Plan Administration Agent shall have control and authority over the Estate Property, including the Avoidance Actions and other causes of action that are owned by the Debtors, and over the management and disposition of the Estate Property. The Plan Administration Agent shall exercise its judgment for the benefit of the holders of Claims and Interests in order to maximum the value of Estate Property. An illustrative list of actions the Plan Administration Agent is authorized to take in connection with the management of the Debtors and the use of the Estate Property is set forth in section 6.4.2 of the Plan. The Plan Administration Agent shall consult with the Advisory Committee in good faith regarding all material issues affecting the Bankruptcy Estate including litigation matters and the disposition of Estate Property.

         In accordance with section 6.2.1 of the Plan, the Debtors and the Committee have nominated Dennis Faulkner as the Plan Administration Agent, and will seek the approval of that nomination at or before the Confirmation Hearing.

         A closing of the various transactions required and contemplated under the Plan shall take place on the Closing Date at the offices of the Debtors' counsel, or at such a place identified in a notice provided to those parties specified in section 16.2 of the Plan. At the closing, all of the then existing equity interest in Kevco shall be canceled. Further, Kevco shall only authorize and issue 1,000 shares of its common stock, $1.00 par value, to the Plan Administration Agent to be held and voted in accordance with the terms and conditions of the Plan. The remainder of the Debtors will continue to be subsidiaries of Kevco. The Plan Administration Agent shall be the record owner of the common stock of Kevco, which shall constitute 100% of the issued and outstanding shares of capital stock of Kevco. The Plan Administration Agent shall vote such


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 33
shares at all appropriate times to elect a Plan Administration Agent as the sole director of Kevco and otherwise to implement the terms and conditions of the Plan. Also at the closing, Kevco's Articles of Incorporation and By-Laws shall be amended and all necessary corporate action shall be taken to effectuate the transaction contemplated under the Plan and otherwise implement the provisions of the Plan. Each person holding a certificate or instrument evidencing a claim against, or interest in, the Debtors or the Estate Property, other than Kevco, and whose claims are treated under the Plan shall surrender such certificate or instrument to the Plan Administration Agent on the Closing Date as a perquisite to receiving any distribution under the Plan, unless the nonavailability of such certificate or instrument is established to the satisfaction of the Plan Administration Agent.

         Following the complete liquidation and distribution of all available cash and any reserves provided for or contemplated by the Plan, the Plan Administration Agent shall sign and file appropriate Articles of Dissolution or other dissolution documents for the Debtors with their respective states of incorporation or organization. On filing such dissolution documents, the Plan Administration Agent shall file with the Bankruptcy Court and serve on the Advisory Committee a final report outlining funds and assets liquidated and distributed to Creditors containing the information specified in section 6.5.2 of the Plan.

         Subject to establishing the reserves required under the Plan, the Plan Administration Agent shall have authority to make distributions of Available Cash at such time or times the Plan Administration Agent believes there is sufficient Available Cash to warrant a distribution, but in no event less than once a year. The Plan Administration Agent shall only make distributions from Available Cash, except as otherwise provided in the Plan.

                                    ARTICLE 9

                    RECOVERY ANALYSIS, FEASIBILITY AND RISKS

A. RECOVERY ANALYSIS AND FEASIBILITY

         Recoveries to holders of Claims are subject to many variables at this point. Most significantly, the outcome of the litigation instituted by the Committee will largely determine the amount of any recovery for unsecured creditors. As of the time of this Disclosure Statement, the Debtors cannot effectively predict the recovery for unsecured creditors. In light of the settlement of the litigation described in Article 4.C.2. herein, the Debtors believe that a total distribution of approximately 2% will be made to holders of Class 4 Allowed General Unsecured Claims. A spreadsheet reflecting the anticipated recovery for unsecured creditors' is attached hereto as Exhibit "2". The distribution to holders of Class 4 claims may increase based upon the Plan Administration Agent's success in pursuing avoidance and other causes of action.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 34

B. AVOIDANCE ACTIONS.

         The Committee, through its professionals, is currently analyzing available avoidance actions through an investigation and review of the Debtors' books and records. The Committee's efforts and current results remain preliminary in nature and are, thus, too speculative to effectively predict the amount, if any, of any avoidance recoveries or their effect upon potential distributions to unsecured creditors.

C. RISKS ASSOCIATED WITH THE PLAN.

         Both the confirmation and consummation of the Plan are subject to a number of risks. Specifically, if certain standards set forth in the Bankruptcy Code are not met, the Bankruptcy Court will not confirm the Plan even if Claimholders accept the Plan. Although the Debtors believe that the Plan meets such standards, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the Bankruptcy Court were to determine that such requirements were not met, it could require the Debtors to re-solicit acceptances, which could delay and/or jeopardize confirmation of the Plan. The Debtors believe that the solicitation of votes on the Plan will comply with section 1126(b) and that the Bankruptcy Court will confirm the Plan. The Debtors, however, can provide no assurance that modifications of the Plan will not be required to obtain confirmation of the Plan, or that such modifications will not require a re-solicitation of acceptances.

                                   ARTICLE 10

                  ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS

         There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Debtors' chapter 11 bankruptcy case, (b) the Debtors' chapter 11 bankruptcy case could be converted to liquidation case under chapter 7 of the Bankruptcy Code, or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.

A. DISMISSAL

         If the Debtors' bankruptcy case were to be dismissed, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. The Lender Group could immediately commence exercising its rights as secured creditor, including, but not limited to possibly pursue the foreclose and liquidation of substantially all of the Debtors' assets. Dismissal could also force a race among other creditors to take over and dispose of any remaining assets. In the event of dismissal, even the most diligent unsecured creditors would likely fail to realize any significant recovery on their claims because substantially all of the Debtors' assets would likely be seized by the Lender Group and/or other secured creditors. The Debtors believe that the dismissal of its bankruptcy case will result in far smaller distributions - and very likely no distributions - being realized by the unsecured Creditors of this estate than the distributions provided for in the Plan.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 35

B. CHAPTER 7 LIQUIDATION

         If the Plan is not confirmed, it is likely that the Debtors' chapter 11 case will be converted to a case under chapter 7 of the Bankruptcy Code, in which case a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under chapter 7 or chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

         If the Debtors' chapter 11 case is converted to chapter 7, the present Administrative Claims may have a priority lower than priority claims generated by the chapter 7 case, such as the chapter 7 trustee's fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

         The Debtors believe that liquidation under chapter 7 would result in far smaller distributions being made to Claimholders than those provided for in the Plan. Conversion to chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee; and (b) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations. In a chapter 7 liquidation, it is very possible that general unsecured creditors would receive little or a greatly diminished recovery on their claims.

C. ALTERNATIVE PLAN

         If an alternative plan were proposed, it would more than likely be substantially similar to the Debtors' in that it would propose a liquidation of the Debtors and the distribution of Available Cash to Creditors. In comparison to the Debtors' Plan, an alternative plan would not likely provide any greater return to creditors and any return could even be less due to the additional time and expense necessary to obtain approval of any alternative plan.

                                   ARTICLE 11

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN

A. INTRODUCTION

         The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and Claimholders and Interestholders.

         The following summary is based on the Internal Revenue Code of 1986, Treasury regulations thereunder, judicial decisions and published rulings and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in these rules, or new


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 36
interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

         The federal income tax consequences of the Plan are complex and are subject to uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations or investors in pass through entities).

         ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO THE HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PLAN.

B. TAX CONSEQUENCES TO THE DEBTORS

         Generally, under the terms of the Plan, all Claims and Interests are to be released. Any income corresponding to the satisfaction of Claims at a discount should not constitute taxable income to the Debtors since the debt forgiveness arises in connection with a case under Title 11 of the United States Code. The Debtors, however, may be required to reduce certain tax attributes, such as net operating loss ("NOL") carryovers. Any NOLs remaining may be subject to utilization limitations imposed by Internal Revenue Code section 382, as amended.

C. TAX CONSEQUENCES TO CREDITORS

                  1. IN GENERAL

         The federal income tax consequences of the implementation of the Plan to a holder of a Claim will depend, among other things, on (a) whether its Claim constitutes a debt or security for federal income tax purposes, (b) whether the Claimholder receives consideration in more than one tax year, (c) whether the Claimholder is a resident of the United States, (d) whether all of the consideration by the Claimholder is deemed received by that Claimholder as part of an integrated transaction, (e) whether the Claimholder reports income using the accrual or cash method of accounting, and (f) whether the holder has previously taken a bad debt deduction or worthless security deduction with respect to the Claim.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 37

                  2. GAIN OR LOSS ON EXCHANGE

         Generally, a holder of an Allowed Claim will realize a gain or loss on the exchange under the Plan of his Allowed Claim for cash and other property in an amount equal to the difference between (i) the sum of the amount of any cash and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration attributable to accrued but unpaid interest on the Allowed Claim), and (ii) the adjusted basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder's taxable income). Any gain recognized generally will be a capital gain (except to the extent the gain is attributable to accrued but unpaid interest or accrued market discount, as described below) if the Claim was a capital asset in the hand of an exchanging holder, and such gain would be a long-term capital gain if the holder's holding period for the Claim surrendered exceeded one (1) year at the time of the exchange.

         Any loss recognized by a holder of an Allowed Claim will be a capital loss if the Claim constitutes a "security" for federal income tax purposes or is otherwise held as a capital asset. For this purpose, a "security" is a debt instrument with interest coupons or in registered form.

D. PRESERVATION OF NET OPERATING LOSS AND TAX ATTRIBUTES

         Internal Revenue Code section 382 could substantially limit, or deny in full, the availability of the Debtors' net operating loss and tax credit carry-forwards as a result of the transactions contemplated under the Plan. Moreover, Internal Revenue Code section 108 could result in the reduction of the loss and credit carry-forward based on the amount of debt discharged or converted to equity in the Debtors as provided by the Plan.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

         Under the backup withholding rules of the Internal Revenue Code, Claimholders may be subject to backup withholding at the rate of thirty-one percent (31%) with respect to payments made pursuant to the Plan unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividends and interest income. Any amount withheld under these rules will be credited against the holder's federal income tax liability. Claimholders may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 38

                                   ARTICLE 12

                                   CONCLUSION

         This Disclosure Statement has attempted to provide information regarding the Debtors' consolidated bankruptcy estate and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors, its advisors, and management to provide the holders of Allowed Claims and Allowed Interests with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim or Interest against the Debtors with an opportunity to receive greater benefits than those that would be received by termination of the Debtors' business and the liquidation of their assets, or by any alternative plan or sale of the business to a third party. The Debtors, therefore, urge interested parties to vote in favor of the Plan.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 39

DATED:  September 19, 2002.

                                                  DEBTORS:

                                                  KEVCO, INC.,
                                                  a Texas corporation

                                                  /s/ Wilford Simpson
                                                  -----------------------------
                                                  By:  Wilford Simpson
                                                  Its: Chief Financial Officer


                                                  KEVCO MANAGEMENT, INC.,
                                                  a Delaware corporation


                                                  /s/ Wilford Simpson
                                                  -----------------------------
                                                  By:  Wilford Simpson
                                                  Its: Secretary


                                                  KEVCO HOLDING, INC.,
                                                  a Delaware corporation


                                                  /s/ Wilford Simpson
                                                  -----------------------------
                                                  By:  Wilford Simpson
                                                  Its: Secretary


                                                  KEVCO GP, INC.,
                                                  a Delaware corporation


                                                  /s/ Wilford Simpson
                                                  -----------------------------
                                                  By:  Wilford Simpson
                                                  Its: Secretary


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 40

                                                  KEVCO COMPONENTS, INC.,
                                                  a Delaware corporation


                                                  /s/ Wilford Simpson
                                                  -----------------------------
                                                  By:  Wilford Simpson
                                                  Its: Secretary


                                                  DCM DELAWARE, INC.,
                                                  a Delaware corporation


                                                  /s/ Wilford Simpson
                                                  -----------------------------
                                                  By:  Wilford Simpson
                                                  Its: Secretary


                                                  KEVCO MANUFACTURING, L.P.,
                                                  a Delaware limited partnership

                                                     By:  KEVCO GP, INC.
                                                     Its: General Partner


                                                     /s/ Wilford Simpson
                                                     --------------------------
                                                     By:  Wilford Simpson
                                                     Its: Secretary



                                                  KEVCO DISTRIBUTION, L.P.,
                                                  a Delaware limited partnership

                                                     By:  KEVCO GP, INC.
                                                     Its: General Partner


                                                     /s/ Wilford Simpson
                                                     --------------------------
                                                     By:  Wilford Simpson
                                                     Its: Secretary


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 41

HAYNES AND BOONE, LLP



/s/ Stephen M. Pezanosky
------------------------
Robert D. Albergotti
State Bar No. 00969800
Stephen M. Pezanosky
State Bar No. 15881850
Ian T. Peck
State Bar No. 24013306
HAYNES AND BOONE, LLP
901 Main Street, Suite 3100
Dallas, Texas  75202-3789
Telephone: (214) 651-5000
Facsimile: (214) 651-5940

ATTORNEYS FOR KEVCO, INC., ET AL.


FIRST AMENDED DISCLOSURE STATEMENT UNDER 11 U.S.C. SECTION 1125
IN SUPPORT OF KEVCO INC. AND THE OFFICIAL CREDITOR
COMMITTEE'S JOINT PLAN OF LIQUIDATION                                    PAGE 42

                                                                       EXHIBIT 1

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                                     )
                                           )        CASE NOS. 401-40783-BJH-11
KEVCO, INC., ET AL.                        )        THROUGH 401-40790-BJH-11
                                           )
   DEBTORS                                 )        JOINTLY ADMINISTERED UNDER
                                           )        CASE NO. 401-40783-BJH-11
                                           )

------------------------------------------------------------------------------

               KEVCO, INC. AND THE OFFICIAL CREDITORS' COMMITTEE'S
                     FIRST AMENDED JOINT PLAN OF LIQUIDATION

------------------------------------------------------------------------------


HAYNES AND BOONE, LLP                       BAKER & MCKENZIE
201 Main Street
Suite 2200                                  2300 Trammell Crow Center
Fort Worth, Texas  76102                    2001 Ross Avenue
Tele:    (817) 347-6600                     Dallas, Texas  75201
Fax:     (817) 347-6650                     Tel:  (214) 978-3000
                                            Fax:  (214) 978-3099/3096
ATTORNEYS FOR KEVCO, INC., ET AL.
                                            805 Third Avenue
                                            New York, NY  10022
                                            Tele:  (212) 891-3565
                                            Fax:  (212) 759-9133

                                            ATTORNEYS FOR OFFICIAL CREDITORS'
                                            COMMITTEE

DATED:  September 18, 2002
        Fort Worth, Texas

                                  INTRODUCTION

         The Debtor, as the debtor-in-possession in this chapter 11 case and the successor-in-interest to the Predecessor Debtors, and Official Creditors' Committee propose this Plan of Liquidation pursuant to sections 1121(a) and (b) of title 11 of the United States Code. The Plan provides distributions only to Claimholders who hold Allowed Claims. The Plan does not provide for any distributions for Intercompany Claims or to Interestholders. On September 18, 2002, the Bankruptcy Court entered the Substantive Consolidation Order, thereby substantively consolidating and merging Kevco, Kevco Management, Kevco Holding, Kevco GP, Kevco Components, DCM, Kevco Manufacturing and their respective bankruptcy estates into the Debtor and disallowing all Intercompany Claims. The Plan provides that on the Effective Date, or as soon as practicable thereafter, the Debtor will begin making distributions from the funds that it is holding on behalf of creditors. This is consistent with the Settlement Agreement, attached hereto as Exhibit A, which pursuant to Bankruptcy Court order resolves the Claims of the Committee and Debtor against the Lender Group. The Settlement Agreement is hereby incorporated by reference into and deemed part of the Plan. Parties-in-interest should also refer to the Disclosure Statement filed in the Bankruptcy Court for a summary and analysis of the Plan.

         Under Bankruptcy Code section 1125(b), a vote to accept or reject the Plan cannot be solicited from a Claimholder or Interestholder until the Disclosure Statement is approved by the Bankruptcy Court and is distributed to Claimholders and Interestholders. ALL CLAIMHOLDERS AND INTERESTHOLDERS ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         The Debtor expressly reserves its right to alter, amend, or modify the Plan before its substantial consummation, subject to the amendment restrictions set forth in Bankruptcy Code section 1127 and Bankruptcy Rule 3019, or otherwise set forth in the Plan.



                                    ARTICLE 1

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         1.1 DEFINITIONS. Certain capitalized and other terms used in this Plan are defined in Exhibit B hereto and are used in this Plan with the meanings ascribed therein. Any capitalized term used in the Plan that is not defined in either Exhibit B of the Plan or elsewhere in the Plan shall have the meaning ascribed to that term in the Bankruptcy Code. A capitalized term used in the Plan that is not defined in either the Plan or the Bankruptcy Code shall have the meaning ascribed to it in the Bankruptcy Rules.

         1.2 RULES OF INTERPRETATION AND CONSTRUCTION. For purposes of the Plan,
(i) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, modified, or supplemented; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits to the Plan; (iii) the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan in its entirety and not to any particular portion the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply to the Plan.

                                    ARTICLE 2

               CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

         2.1 CLASSIFICATION. Pursuant to Bankruptcy Code section 1122, a Claim or Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent the particular Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled before the Effective Date. A Claim or Interest shall be classified in a different Class to the extent that it qualifies within the identification of that different Class. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Professional Fee Claims are not classified under the Plan, and the treatment of those Claims is set forth in Article 3 of the Plan. Priority Unsecured Tax Claims will be classified as Class 1 claims and treated as described in Article 4 of the Plan.

         2.2 IDENTIFICATION OF CLASSES. The following is the designation of classes of Claims against and Interests in the Debtor:

                  Class 1           Allowed Priority Unsecured Claims

                  Class 2           Allowed Secured Claims, Other Than Those of
                                    Lender Group

                  Class 3 Allowed Secured Claim of Lender Group under Credit Agreement

                  Class 4           Allowed General Unsecured Claims

                  Class 5           Allowed Subordinated Claims

                  Class 6           Allowed Interests in Debtor

         2.3 UNIMPAIRED CLASSES. Claims in Classes 1 and 2 are not impaired under the Plan. As such, Claimholders within that Class are conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

         2.4 IMPAIRED CLASSES. Claims in Classes 3 and 4 are impaired under the Plan. As such, Claimholders within Classes 3 and 4 are entitled to vote to accept or reject the Plan.

Claimholders within Class 5 and Interestholders within Class 6 are impaired but will not receive any Distributions under the Plan. As such, Claimholders within Class 5 and Interestholders within Class 6 are conclusively presumed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

                                    ARTICLE 3

                       TREATMENT OF ADMINISTRATIVE CLAIMS
                           AND PROFESSIONAL FEE CLAIMS

         3.1 ADMINISTRATIVE CLAIMS BAR DATE.

                  3.1.1 GENERAL ADMINISTRATIVE CLAIMS. All requests for payment of Administrative Claims arising on or before the Effective Date (except applications for payment of Professional Fee Claims and the claims of the Indenture Trustee for post-petition fees and expenses) must be filed with the Bankruptcy Court and served on the Debtor, the U. S. Trustee, and the Committee by the Administrative Claims Bar Date. Any Administrative Claim for which an application or request for payment is not filed within the above-referenced time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.

                  3.1.2 INDENTURE TRUSTEE FEES AND EXPENSES. The Indenture Trustee shall be entitled to be paid, in full, in cash, an Allowed Administrative Claim for its reasonable fees and expenses incurred after the Petition Date, but on or before the Effective Date, in connection with carrying out its duties under the Indenture or otherwise pursuant to law. The Indenture Trustee will be required to establish that its post-petition expenses and attorneys' fees are reasonable and necessary, but not that the Indenture Trustee made a "substantial contribution" as defined in section 503(b)(5) of the Bankruptcy Code. The Indenture Trustee's request for payment of an Administrative Claim on account of such fees and expenses must be delivered to counsel for the Debtor, counsel for the Debtor and counsel for the Committee within forty-five (45) days after the Effective Date. Any Administrative Claim of the Indenture Trustee for which an application or request for payment is not filed or delivered within the above-referenced time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. Notwithstanding anything in this Plan to the contrary, the lien in favor of the Indenture Trustee under the applicable provisions of the Indenture shall remain fully enforceable to the extent that the reasonable fees and expenses of the Indenture Trustee remain unpaid as of the Effective Date. In this regard, the Indenture will continue in effect after the Effective Date to the extent necessary to allow the Indenture Trustee to receive and make distributions pursuant to the Plan on account of Senior Notes.

         3.2 PROFESSIONAL FEE CLAIM BAR DATE. All requests for payment of Professional Fee Claims arising on or before the Effective Date must be filed with the Bankruptcy Court and served on counsel for the Debtor, the U. S. Trustee, and counsel for the Committee within forty-five (45) days after the Effective Date. Any Professional Fee Claim for which an application or request for payment is not filed within that time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Plan shall not affect or modify the Special Committee Counsel Fee Agreement. All post-confirmation fees and reasonable expenses incurred by the Special Committee Counsel, other than those related to the investigation, negotiation, execution, delivery and consummation of the Settlement Agreement, shall be paid by the Plan Administration Agent as Liquidation Costs.

         3.3 PAYMENT OF ADMINISTRATIVE CLAIMS AND PROFESSIONAL FEE CLAIMS. Allowed Administrative Claims incurred through the Effective Date shall be paid by the Plan Administration Agent from the Administrative Expense Reserve within ten (10) days following the later of the Effective Date or the date on which they become Allowed Claims. Allowed Professional Fee Claims incurred through the Effective Date shall be paid by the Plan Administration Agent within ten (10) days following the later of the Effective Date or the date on which they become Allowed Claims (i) first from the balance of any retainers, if any, held by Professionals until fully exhausted and (ii) then from the Administrative Expense Reserve. Any Professional Fee Claims incurred by any Professionals retained by the Plan Administration Agent arising after the Effective Date, shall be paid by the Plan Administration Agent, subject to Bankruptcy Court approval, from the Administrative Expense Reserve (i) first from the balance of any retainers, if any, held by Professionals until fully exhausted and (ii) then from the Administrative Expense Reserve.

         3.4 U. S. TRUSTEE FEES. After the Effective Date and until the chapter 11 case is closed, the Plan Administration Agent shall pay as a Liquidation Cost all fees incurred under 28 U.S.C. section 1930(a)(6). After the Effective Date, the Plan Administration Agent shall serve on the Office of the U. S. Trustee a quarterly financial report for each calendar quarter, or portion thereof, during which the chapter 11 case remains open. The quarterly financial report shall include a statement of all Disbursements made during the quarter, pursuant to the Plan or otherwise.

                                    ARTICLE 4

            PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND INTERESTS

         4.1 TREATMENT OF CLASS 1 ALLOWED PRIORITY UNSECURED CLAIMS. Allowed Claims in Class 1 shall be completely and fully satisfied by the payment of Available Cash to the holder of a Class 1 Allowed Claim in the amount of the Allowed Claim on the later of Effective Date or the date that the Claim becomes an Allowed Claim.

         4.2 TREATMENT OF CLASS 2 ALLOWED SECURED CLAIMS OTHER THAN THOSE OF LENDER GROUP.

                  4.2.1 DETERMINATION OF ALLOWED SECURED CLAIM. The Plan Administration Agent may seek a determination regarding the validity and amount of any Class 2 Allowed Secured Claim, if any, pursuant to the Bankruptcy Code and the Bankruptcy Rules. The Plan Administration Agent may, at its sole option, initiate litigation seeking a determination of the amount, extent, validity, and priority of any Liens securing any Class 2 Allowed Secured Claim.

                  4.2.2 TREATMENT OF CLASS 2 ALLOWED SECURED CLAIMS. If there is more than one Class 2 Allowed Secured Claim, each Class 2 Allowed Secured Claim shall be classified in a separate subclass. Class 2 Allowed Secured Claims shall be first satisfied by the transfer of any Estate Property constituting the Cash Collateral of the holder of a Class 2 Allowed Secured Claim. Any Cash Collateral securing Class 2 Allowed Secured Claims remaining after full satisfaction of such Claims shall remain Estate Property free and clear of all liens, claims, interests, and encumbrances. To the extent the Cash Collateral is insufficient to fully satisfy a Class 2 Allowed Secured Claim, the remaining portion of that Claim after application of the Cash Collateral shall be satisfied in full at the election of the Plan Administration Agent by (i) the sale of any other collateral securing the Allowed Secured Claims under Section 4.2.3 of the Plan,
(ii) the transfer of that collateral to the holder of the Allowed Secured Claims under Section 4.2.4 of the Plan, or (iii) an agreement reached between the holder of the Allowed Secured Claims and the Debtor under Section 4.2.5 of the Plan.

                  4.2.3 SALE OF COLLATERAL. The Plan Administration Agent may sell for Cash any Estate Property serving as collateral for the Class 2 Allowed Secured Claims. The holder of the Class 2 Allowed Secured Claims shall be entitled to bid at such sale in accordance with Bankruptcy Code section 363(k). Any sale proceeds generated by the sale of any Estate Property serving as collateral for a Class 2 Allowed Secured Claims (net of reasonable liquidation costs) shall be paid by the Plan Administration Agent to the holder of the Class 2 Allowed Secured Claims in satisfaction of those Claims. Any net sale proceeds remaining after satisfaction of the Class 2 Allowed Secured Claims shall remain Estate Property free and clear of all interests, liens and encumbrances.

                  4.2.4 TRANSFER OF COLLATERAL. The Plan Administration Agent may satisfy any Class 2 Allowed Secured Claims by transferring and conveying any Estate Property serving as collateral for the Claims to the holder of the Class 2 Allowed Secured Claims to the extent of the amount of the Class 2 Allowed Secured Claims. Any collateral remaining after satisfaction of the Class 2 Allowed Secured Claims shall remain Estate Property free and clear of any interests, liens and encumbrances.

                  4.2.5 OTHER AGREEMENTS. Notwithstanding Sections 4.2.3 and
4.2.4 above, Class 2 Allowed Secured Claims may otherwise be satisfied by an agreement between the holder of such Claims and the Plan Administration Agent. The treatment set forth in any such agreement will supersede the provisions of Sections 4.2.3 and 4.2.4 of the Plan.

                  4.2.6 RETENTION OF LIEN. Each holder of Class 2 Allowed Secured Claims shall retain the Liens securing those Claims until it is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder and the Plan Administration Agent.

                  4.2.7 DEFICIENCY CLAIM. If the holder of a Class 2 Allowed Secured Claim has a deficiency claim, it shall be treated under the Plan as either a Class 4 General Unsecured Claim or a Class 1 Priority Unsecured Tax Claim, whichever category is applicable. The Bankruptcy Court shall determine whether a deficiency claim shall be treated as a Class 4 General Unsecured Claim or a Class 1 Priority Unsecured Tax Claim.

         4.3 TREATMENT OF CLASS 3 ALLOWED SECURED CLAIM OF LENDER GROUP UNDER CREDIT AGREEMENT. The Allowed Secured Claim of Lender Group shall be satisfied according to the Settlement Agreement.

         4.4 TREATMENT OF CLASS 4 ALLOWED GENERAL UNSECURED CLAIMS

                  4.4.1 DETERMINATION OF ALLOWED GENERAL UNSECURED CLAIMS. The Plan Administration Agent may seek a determination regarding the validity and amount of any of the Allowed General Unsecured Claims, pursuant to the Bankruptcy Code and the Bankruptcy Rules.

                  4.4.2 TREATMENT OF THE ALLOWED GENERAL UNSECURED CLAIMS. Each Allowed General Unsecured Claim shall receive a pro rata portion of available funds. All distributions to the holders of Senior Notes shall be by and through the Indenture Trustee. Pursuant to the Substantive Consolidation Order, all Intercompany Claims have been disallowed.

         4.5 TREATMENT OF CLASS 5 ALLOWED SUBORDINATED CLAIMS. Holders of any Class 5 Allowed Subordinated Claims shall not receive any Distribution under the Plan.

         4.6 TREATMENT OF CLASS 6 ALLOWED INTERESTS IN DEBTOR. Holders of any Class 6 Allowed Interest in Debtor shall not receive any Distribution under the Plan.

         4.7 TREATMENT OF RECLAMATION CLAIMS. Claimholders asserting rights of reclamation pursuant to section 546 of the Bankruptcy Code and applicable state law shall receive no Distribution in respect of their reclamation rights. The Claims of parties seeking reclamation will be treated as Class 4 Allowed General Unsecured Claims.

                                    ARTICLE 5

                               EXECUTORY CONTRACTS

         The following provisions shall govern the treatment of all Executory Contracts entered into by Debtor before the Petition Date and that are still in effect on the Effective Date:

         5.1 ASSUMPTION AND REJECTION. All Executory Contracts not otherwise assumed or rejected pursuant to a Final Order shall be deemed rejected as of the Effective Date.

         5.2 APPROVAL OF REJECTION. Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the rejection of the remaining Executory Contracts.

         5.3 REJECTION CLAIMS. Unless the Bankruptcy Court has established an earlier deadline concerning the rejection of a particular Executory Contract, any Claim arising out of the rejection of an Executory Contract under Sections
5.1 and 5.2 of the Plan must be filed with the Bankruptcy Court and served on the Debtor and Plan Administration Agent within thirty (30) days after the Effective Date. Any Claims not filed within that time period will be extinguished and forever barred and, therefore, will not receive any Distributions under the Plan. Any Claims arising out of the rejection of an Executory Contract pursuant to a Final Order entered before the

Bar Date must have been filed before the Bar Date; otherwise those Claims are extinguished and forever barred and, therefore, will not receive Distributions under the Plan. All Claims arising from the rejection of an Executory Contract shall be treated as Class 4 Allowed General Unsecured Claims under the Plan.

         5.4 EMPLOYEE CLAIMS (COMPENSATION AND BENEFIT PROGRAMS). To the extent not already rejected pursuant to a Final Order or otherwise terminated, all employment and retirement practices and policies and all compensation, retirement and employee benefit plans, policies and programs of the Debtor applicable to its current or former directors, officers, or employees (including all savings plans, retirement plans, health care plans, accrued unpaid vacation, sick leave, medical benefits, incentive plans, workers' compensation programs, and life, disability and other insurance plans), to the extent arising from Executory Contracts, shall be rejected as of the Effective Date, and shall not be binding on the Debtor or Plan Administration Agent to any extent.

                                    ARTICLE 6

                         MEANS FOR EXECUTION OF THE PLAN

A.       THE ADVISORY COMMITTEE

         6.1 ESTABLISHMENT AND SELECTION OF THE ADVISORY COMMITTEE. At or before the Confirmation Hearing, the Committee shall select three (3) candidates to serve on the Advisory Committee, and shall file with the Bankruptcy Court and serve on the Debtor a list of Advisory Committee members before the Confirmation Hearing. To the extent the Committee fails to select the candidates before the Confirmation Hearing, the Debtor shall have the sole right and obligation to select the candidates. Following the Confirmation Hearing, the candidates shall undertake their duties as members of the Advisory Committee as specified in the Plan. In serving as a member of the Advisory Committee, the members shall not have assumed any fiduciary duties to Claimholders, Interestholders, the Plan Administration Agent, or any other parties in interest in Debtor's chapter 11 case. The Advisory Committee shall be entitled to retain professionals, as reasonable and necessary to enforce the terms of the Plan. Compensation of professionals retained by the Committee shall be subject to Bankruptcy Court approval and paid as a Liquidation Cost.

         6.2 RESIGNATION OF ADVISORY COMMITTEE MEMBERS. A member of the Advisory Committee may resign at any time. A replacement member shall be selected and appointed by the remaining Advisory Committee member(s).

         6.3 COMPENSATION OF ADVISORY COMMITTEE MEMBERS. The Advisory Committee members shall not be compensated for services rendered to the Debtor or the Estate. The Advisory Committee members shall, however, be reimbursed for all reasonable out-of-pocket expenses incurred in serving on the Advisory Committee, subject to approval by the Bankruptcy Court, except they shall not be entitled to fees and expenses of counsel or any other professionals of individual Advisory Committee members.

B.       THE PLAN ADMINISTRATION AGENT

         6.4 SELECTION OF PLAN ADMINISTRATION AGENT. The Committee has nominated Dennis Faulkner to serve as the Plan Administration Agent under the Plan. Mr. Faulkner will be compensated on an hourly basis according to his customary hourly rate. Mr. Faulkner's appointment as Plan Administration Agent shall be approved at the Confirmation Hearing, and he shall undertake the required duties under the Plan on the Effective Date. The Plan Administration Agent shall retain Baker & McKenzie as his general counsel.

         6.5 RESIGNATION OF PLAN ADMINISTRATION AGENT. The Plan Administration Agent may resign such position only by a written instrument filed with the Bankruptcy Court at least ninety (90) days before the proposed effective date of resignation. The Plan Administration Agent shall continue to serve as Plan Administration Agent after the filing of the resignation until the proposed effective date, which shall be the effective date of appointment of a successor Plan Administration Agent in accordance with Section 6.7 of the Plan. Nothing contained in this paragraph shall restrict the right to remove the Plan Administration Agent as provided in Section 6.6 of the Plan or for the Advisory Committee to agree to a shorter notice period or appoint a successor within the notice period.

         6.6 REMOVAL OF PLAN ADMINISTRATION AGENT. The Advisory Committee has the right to remove the Plan Administration Agent from office only for (i) fraud, willful misconduct, or gross negligence in connection with his duties under the Plan, including the liquidation of the Debtor and the Estate Property;
(ii) for such physical or mental disability that substantially prevents the Plan Administration Agent from performing the duties of Plan Administration Agent under the Plan; or (iii) for cause, which shall include but not be limited to, a breach of fiduciary duty or an unresolved conflict of interest, other than as specified in the foregoing clauses (i) and (ii). Any removal pursuant to this
Section 6.6 requires the unanimous vote of the Advisory Committee members.

         6.7 APPOINTMENT OF SUCCESSOR PLAN ADMINISTRATION AGENT.

                  6.7.1 APPOINTMENT OF SUCCESSOR PLAN ADMINISTRATION AGENT. In the event of a vacancy by reason of the death or removal of the Plan Administration Agent or prospective vacancy by reason of resignation, a successor Plan Administration Agent shall be appointed by the Advisory Committee. The Advisory Committee may appoint a successor Plan Administration Agent as soon as practicable, but in any event within ninety (90) days after the occurrence of the vacancy or, in the case of resignation, at least forty (40) days before the proposed resignation. If the Advisory Committee fails to appoint a successor Plan Administration Agent within the applicable period, any member of the Advisory Committee or any party in interest may nominate a successor Plan Administration Agent, subject to Bankruptcy Court approval upon notice to the holders of the 20 largest Allowed General Unsecured Claims and those parties in interest who have submitted written requests for notice, setting forth (i) the name of the nominated Plan Administration Agent, (ii) the proposed compensation for the nominated Plan Administration Agent, and (iii) all material terms of the proposed retention.

                  6.7.2 VESTING OF RIGHTS IN SUCCESSOR PLAN ADMINISTRATION AGENT. Every successor Plan Administration Agent appointed pursuant to the Plan shall execute, acknowledge, and deliver to the Advisory Committee and the retiring Plan Administration Agent, if any, an instrument accepting the appointment subject to the terms and provisions of the Plan. Without any further act, deed or conveyance, the successor Plan Administration Agent shall become vested with all the rights, powers, trusts, and duties of the Plan Administration Agent under the Plan, except that the successor Plan Administration Agent shall not be liable for the acts or omissions of the retiring Plan Administration Agent.

         6.8 [Intentionally Deleted]

         6.9 OVERSIGHT BY THE ADVISORY COMMITTEE. The Advisory Committee and its professionals, if any, shall serve the creditors' interests following the Effective Date and shall have authority to object to actions taken or not taken by the Plan Administration Agent including those acts or omissions in resolving Disputed Claims, Rejection Claims, Avoidance Actions and other causes of action held by the Estates. The Advisory Committee shall serve any written objections, including those to actions proposed to be taken by the Plan Administration Agent in resolving Disputed Claims, Rejection Claims, Avoidance Actions and other causes of action, upon the Plan Administration Agent. If the Advisory Committee and Plan Administration Agent are unable to resolve such objections within 10 business days, the Advisory Committee may file its objection with the Bankruptcy Court for adjudication.

C.       THE EFFECTIVE DATE UNDER THE PLAN

         6.10 TRANSACTIONS AT THE EFFECTIVE DATE. The following shall occur on the Effective Date:

                  6.10.1 CANCELLATION OF INTERESTS IN THE DEBTOR. On the Effective Date, all of the then existing Interests in the Debtor shall be cancelled.

                  6.10.2 AMENDMENT OF DEBTOR'S ARTICLES OF INCORPORATION AND BYLAWS. Debtor's Articles of Incorporation and Bylaws shall be amended and all necessary corporate action shall be taken to:


                           (i) prohibit the issuance of non-voting equity securities;

                           (ii) provide for the cancellation of all issued and outstanding capital stock of Debtor, including all Interests in Debtor;

                           (iii) provide for the termination of all then current officers and directors of Debtor, effective the day after the Effective Date; and

                           (iv) provide for such provisions, terms, and conditions necessary to comply with and implement the requirements under the Plan, including the liquidation of the Debtor and the Estate Property.

                  6.10.3 EXECUTION OF DOCUMENTS AND CORPORATE ACTION. Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Plan Administration Agent is designated as the authorized representative to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments to be executed by the Debtor after the Effective Date in order to consummate the Plan.

                  6.10.4 SURRENDER AND CANCELLATION OF INSTRUMENTS. Except as otherwise provided in the Plan, each Claimholder or Interestholder holding a certificate or instrument evidencing a Claim against, or Interest in, the Debtor or the Estate Property and whose claims are treated under the Plan shall surrender such certificate or instrument to the Plan Administration Agent on the Effective Date as a prerequisite to receiving any distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the Plan Administration Agent. As of the Effective Date, all Senior Notes issued pursuant to the Indenture shall be deemed cancelled. The Indenture shall be deemed cancelled and of no further force and effect upon the Indenture Trustee having received and made all distributions pursuant to the Plan on account of the Senior Notes.

D.       RIGHTS AND OBLIGATIONS OF THE PLAN ADMINISTRATION AGENT

         6.11 LIQUIDATION AND DISTRIBUTION. Following the Effective Date, the Plan Administration Agent shall be authorized to conduct an orderly liquidation of the Debtor's property and assets consistent with the terms and provisions of the Plan. Following the completion of the liquidation and the application of Available Cash to the Debtor's expenses and to the Distributions provided for or contemplated by the Plan, the Plan Administration Agent shall sign and file appropriate articles of dissolution for the Debtor with its state of incorporation. No approval of the shareholders, officers or directors of the Debtor shall be required for filing of the articles of dissolution.

         6.12 MANAGEMENT OF DEBTOR. Except as otherwise expressly limited by the Plan, and with the advice of the Advisory Committee and Baker & McKenzie as counsel, the Plan Administration Agent shall have control and authority over the Estate Property, including the Avoidance Actions and other causes of action that are owned by the Debtor, and over the management and disposition of the Estate Property (including any transfer of Estate Property that does not constitute a disposition) to the same extent as if the Plan Administration Agent were the sole owner of the Estate Property in its own right, and, after the Effective Date, over the management of the Debtor. Except as provided in the Plan, the Plan Administration Agent need not obtain any court order or approval in the exercise of any power or discretion conferred under the Plan, or account to any court in the absence of a breach of trust. The Plan Administration Agent shall exercise its judgment for the benefit of the Claimholders in order to maximize the value of Estate Property, giving due regard to the cost, risk, and delay of any course of action. In connection with the management and use of the Estate Property, the Plan Administration Agent's powers with the advice of the Advisory Committee and counsel, (except as otherwise expressly limited in the Plan) shall include the following:

                  (i) to accept the Estate Property, to pursue the liquidation and marshaling of the Estate Property, and to preserve and protect the Estate Property;

                  (ii) to reconcile, settle, or object to Claims against Debtor and to prosecute, settle, or abandon the Avoidance Actions and other causes of action that are Estate Property against third parties;

                  (iii) to make or cause to be made Distributions of Available Cash in accordance with the terms of the Plan;

                  (iv) to liquidate and distribute Estate Property or any portion of or interest in Estate Property, and to dispose of the Estate Property for Cash or on such terms and for such consideration as are reasonable and appropriate;

                  (v) to enforce the payment of notes or other obligations of any Person or to make contracts with respect thereto;

                  (vi) to purchase insurance with coverage and limits as it deems desirable consistent with the budget referred to in Section 6.16 of the Plan, including insurance covering liabilities of the Plan Administration Agent or employees or agents of the Debtor incurred in connection with their services to the Debtor;

                  (vii) subject to the requirements of the Plan, to appoint, engage, employ, supervise, and compensate Professionals as may be necessary or desirable, to assist in the performance of the Plan Administration Agent's duties and responsibilities under the Plan;

                  (viii) subject to the limitations in the Plan, to the extent reasonably required to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of Estate Property during liquidation, to invest and reinvest Available Cash, pending distribution, and to liquidate such investments; provided, however, the Plan Administration Agent shall not receive or retain cash or cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of the Estate Property during liquidation;

                  (ix) to establish the manner of ascertaining income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period;

                  (x)      change the state of incorporation of the Debtor;

                  (xi) establish funds, reserves and accounts (including the Reserve accounts), as deemed by the Plan Administration Agent in its discretion to be useful in carrying out the purposes of the Plan;

                  (xii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

                  (xiii) delegate any or all of the discretionary power and authority conferred with respect to all or any portion of the Estate Property to any one or more nationally recognized institutional advisers or investment managers without liability for any action taken or omission made because of any such delegation except for such liability as is provided in Section
                           6.23 of the Plan;

                  (xiv) consult with the Advisory Committee at such times and regarding such issues relating to the liquidation of the Debtor and Estate Property as are desirable in accordance with the terms of the Plan;

                  (xv) undertake any duties or obligations and exercise any rights concerning the treatment of Secured Claims in Classes 2 and 3 under the Plan;

                  (xvi) execute, deliver, and perform such other agreements and documents and to take or cause to be taken any and all such other actions as may be necessary or desirable to effectuate and carry out the purposes of the Plan;

                  (xvii) undertake any action necessary to maintain the corporate existence of the Debtor;

                  (xviii) undertake any action necessary to ensure that the Debtor is and remains in good standing and compliance with applicable federal, state, and local laws;

                  (xix) file any federal, state, or local tax returns and provide for the payment of any related taxes; and

                  (xx) undertake any action or perform any obligation provided for or required under the Plan.

         6.13 COMMINGLING OF ESTATE PROPERTY. The Plan Administration Agent shall not commingle any of the Estate Property with its own property or the property of any other Person.

         6.14 EMPLOYMENT AND COMPENSATION OF PROFESSIONALS. The Plan Administration Agent shall have the authority to pay one hundred percent (100%) of the reasonable and necessary fees and out-of-pocket expenses incurred by professionals employed by the Plan Administration Agent and the Advisory Committee in accordance with the procedure set forth herein.

                  6.14.1 On or before the 25th day of each month following the month for which compensation is sought, each professional will serve a monthly statement upon the Plan Administration Agent, the Plan Administration Agent's counsel, the United States Trustee for the Northern District of Texas, and the Advisory Committee. Each party receiving a statement will have twenty (20) days after the date of receipt of such statement to raise detailed objections to any fees or expenses set forth in the statement. At the expiration of the twenty
(20) day objection period, if no objection is made by the parties receiving notice, the Plan Administration Agent shall pay 100% of the fees and out-of-pocket expenses identified by the professional in the monthly statement.

                  6.14.2 In the event that a party receiving notice objects to the compensation or reimbursement sought in a particular monthly statement, such party shall, within the twenty (20) day objection period, serve upon the professional to whose statement the objection is made and the other notice recipients a written "Notice of Objection to Fee Statement," with a statement setting forth the precise nature of the objection and the amount at issue. Thereafter, the objecting party and the relevant professional shall attempt to reach an agreement regarding the correct payment to be made. If the objecting party and the relevant professional are unable to reach an agreement to the objection within fifteen (15) days after receipt of such objection, the relevant professional shall have the option of either (1) filing the objection, together with a request for payment of the disputed amount, with the Bankruptcy Court, or
(2) foregoing payment of the disputed amount.

                  6.14.3 The Plan Administration Agent is required to promptly pay all fees and expenses that are not the subject of the objection.

                  6.14.4 The pendency of an objection stating that payment of any compensation or reimbursement is not proper shall not disqualify the future payment of monthly and interim compensation or reimbursement of expenses to such professional, except as otherwise stated by order of the Bankruptcy Court.

         6.15 CONSULTATION WITH AND CONSENT OF ADVISORY COMMITTEE. The Plan Administration Agent shall consult with the Advisory Committee in good faith regarding all material issues affecting the Estate, including the resolution of Claims objections, the pursuit of Avoidance Actions, and the disposition of Estate Property. The Plan Administration Agent may not settle any Avoidance Action or other Estate cause of action wherein the Plan Administration Agent seeks to recover more than $50,000 without the Consent of the Advisory Committee. The Plan Administration Agent shall also seek the advice of the Advisory Committee regarding proposed budgets for the Estate, setting forth expected receipts and disbursements for litigation, operations, and other appropriate purposes.

         6.16 BUDGET. The Plan Administration Agent shall cause to be prepared within thirty (30) days before the end of each quarter of each Fiscal Year a budget and cash flow projections covering the next quarter and each succeeding quarter for which estimates on projections may be based. Within forty-five (45) days after the Effective Date, the Plan Administration Agent, in consultation with the Advisory Committee, shall prepare a budget and cash flow projections for the current quarter of the current Fiscal Year.

         6.17 QUARTERLY AND ANNUAL REPORTS. The Plan Administration Agent shall cause to be prepared (a) within forty-five (45) days after the end of each of the first three quarters of a Fiscal Year (for such quarter) and (b) within ninety (90) days after the end of each Fiscal Year (for such Fiscal Year), financial statements of the Estate as of the end of and for such periods, prepared in accordance with GAAP. The contemplated financial statements shall include (i) a statement of cash flows; (ii) a schedule, summarizing assets by type; (iii) a summary listing of the status of the resolution of Claims and retained Avoidance Actions; and (iv) a schedule of expenses of the Estate, including accrued and paid administrative expenses.

         6.18 DISTRIBUTION OF QUARTERLY AND ANNUAL REPORTS. Within ten (10) Business Days after the end of the relevant report preparation period, the Plan Administration Agent shall distribute any financial statements prepared in accordance with Section 6.18 of the Plan to the Advisory Committee and shall file the financial statements with the Bankruptcy Court.

         6.19 RECORDS. The Plan Administration Agent shall maintain records and account books relating to the Estate Property, the management of the Estate Property, and all transactions undertaken by the Plan Administration Agent, which records and books of account shall be maintained in accordance with GAAP, consistently applied, except to the extent that any change is approved by the Estate's independent public accountants. The Plan Administration Agent shall also maintain records and account books relating to all Distributions contemplated under the Plan.

         6.20 INVESTMENT GUIDELINES. Cash held pending distribution, including Cash held in Reserves, shall (to the extent permitted by applicable law) be invested by the Plan Administration Agent in (i) direct obligations of, or obligations guaranteed or secured by, the United States of America (including United States Treasury Bills); (ii) obligations of any agency or corporation that is or may subsequently be created by or pursuant to an Act of the United States Congress or its agencies or instrumentalities, or (iii) demand deposits or short-term certificates of deposit at any bank or trust company that has, at the time of the acquisition by the Plan Administration Agent of such investments, capital stock and surplus aggregating at least $100 million and whose short-term debt obligations are rated by at least two nationally recognized statistical rating organizations in one of the two highest categories. Such investments shall mature in the amounts and at the times as, in the judgment of the Plan Administration Agent, are necessary, or are desirable with a view to providing funds when needed to make payments from the Estate Property. Any investment purchased with the Estate Property shall be deemed a part of the Estate Property. All interest, distributions, dividends and proceeds received by the Plan Administration Agent in connection with such investments shall be a part of the Estate Property.

         6.21 DISCHARGE OF PLAN ADMINISTRATION AGENT'S RIGHTS AND OBLIGATIONS.

                  6.21.1 STATEMENT OF ACCOUNTING. The Plan Administration Agent shall, on either distribution of all Debtor's Estate Property or the Plan Administration Agent's resignation, removal, or death (in which case the Plan Administration Agent's estate shall), render a statement of accounting containing the following information: (i) a list of all assets and funds of the Debtor originally charged under the Plan Administration Agent's control, (ii) a summarized accounting, in sufficient detail, of all purchases, sales, gains, losses, and income in connection with the liquidation and distribution of the Assets during the Plan Administration Agent's term of service, and (iii) the ending balance of all assets and funds of the Debtor as of the date of discharge. At the discretion of the Plan Administration Agent and Advisory Committee, the statement of accounting may be audited by independent accountants in accordance with generally accepted auditing standards.

                  6.21.2 APPROVAL OF STATEMENT OF ACCOUNTING. The statement of accounting required by Section 6.21.1 shall be served on the Advisory Committee. Unless a majority of the Advisory Committee members or a majority of the Claimholders request that the statement of accounting not be approved within thirty (30) days after the date on which such statement was presented to the Advisory Committee, the withdrawing Plan Administration Agent shall be discharged from all liability to the Debtor, Claimholders, Interestholders, or any Person who has had or may have an interest in the Debtor for acts or omissions in the Plan Administration Agent's capacity as the Plan Administration Agent or in any other capacity contemplated by the Plan.

                  6.21.3 COSTS RELATING TO STATEMENT OF ACCOUNTING. The expenses of any accounting (including, any statement of accounting) shall be paid by the Debtor as a Liquidation Cost.

E.       MISCELLANEOUS PROVISIONS

         6.22 ACCESS TO INFORMATION BY CLAIMHOLDERS AND INTERESTHOLDERS. Each Claimholder or Interestholder shall have access to the business records of the Debtor during normal business hours for the purpose of obtaining information relating to the management of Estate Property for any purpose reasonably related to the interests generally of the Claimholders and Interestholders; provided, however, that such holder provides at least 10 business days' written notice and such access does not constitute an undue burden on the Plan Administration Agent and is not detrimental to the Estate. Nothing contained in this Section 6.22 is intended to restrict any Claimholder or Interestholder from access to the business records of the Plan Administration Agent that the Plan Administration Agent discretionarily elects to provide or upon further order of the Bankruptcy Court.

         6.23 STANDARD OF CARE; INSURANCE. The Plan Administration Agent, acting in the capacity as the Plan Administration Agent, and Advisory Committee members, acting in the capacity of Advisory Committee members, as well as the respective Professionals retained by the Plan Administration Agent and the Advisory Committee, shall not be personally liable in connection with any action in furtherance of the liquidation of the Debtor and its Estate Property or to any Person, except for such acts or omissions constituting fraud, willful misconduct, or gross negligence. The Plan Administration Agent and the members of the Advisory Committee shall use their reasonable best efforts to obtain appropriate insurance for themselves and their Professionals providing coverage against any action, suit, proceeding, or investigation brought or threatened against any of the Plan Administration Agent, the members of the Advisory Committee, and their respective Professionals. The provisions of this Section of the Plan shall remain available to and be binding on any former Plan Administration Agent or the estate of any deceased Plan Administration Agent.

         6.24 RELIANCE BY PLAN ADMINISTRATION AGENT. The Plan Administration Agent may rely on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Plan Administration Agent has no reason to believe is not genuine and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties, and the Plan Administration Agent may conclusively rely as to the truth of the statements and correctness of the opinions expressed in such documents; provided, however, the Plan Administration Agent shall be under a duty to examine, or caused to be examined, the above-referenced documents to determine whether such documents conform to the requirements of the Plan. The Plan Administration Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection regarding any action taken or suffered by the Plan Administration Agent in accordance with such opinion. The Plan Administration Agent shall have the right at any time to seek instructions from the Bankruptcy Court (or any other court of competent jurisdiction after the chapter 11 case is finally closed) concerning the Estate Property, the Plan, or any other document executed in connection therewith, and those instructions shall be full and complete authorization regarding any action taken or suffered by the Plan Administration Agent in accordance with those instructions.

         6.25 TERMINATION OF THE COMMITTEE. The appointment and operations of the Committee shall terminate on the day immediately following the Effective Date. Any dissolution or termination of the appointment and operations of the Committee shall not prejudice the rights of any agents of the Committee (including its Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Fee Claims under the provisions of sections 330, 331 and/or 503(b)(3)(F) of the Bankruptcy Code.
                                    ARTICLE 7

              EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS

         7.1 IMPAIRED CLASSES ENTITLED TO VOTE. Claimholders in each impaired Class of Claims receiving distributions under the Plan are entitled to vote as a class to accept or reject the Plan. The Debtor will tabulate the votes on the Plan.

         7.2 ACCEPTANCE BY CLASS OF CREDITORS. In accordance with Bankruptcy Code section 1126(c) and except as provided in Bankruptcy Code section 1126(e), an impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         7.3 NON-CONSENSUAL CONFIRMATION. In the event that less than all Classes vote to accept the Plan, the Debtor may request confirmation of the Plan under Bankruptcy Code section 1129(b). Such request may be made orally by Debtor at the Confirmation Hearing.

         7.4 CONFIRMABILITY AND SEVERABILITY OF THE PLAN. The confirmation requirements of Bankruptcy Code section 1129 must be satisfied. A determination by the Bankruptcy Court that the Plan is not confirmable under Bankruptcy Code section 1129 shall not limit or affect the Debtor's ability to modify the Plan to satisfy the confirmation requirements set forth in Bankruptcy Code section 1129.

         7.5 UNMARKED BALLOT. Any Ballot that is executed by the holder of any Allowed Claim, but which does not indicate acceptance or rejection of the Plan, shall be deemed to have accepted the Plan. Any Ballot not returned in accordance with the return instructions on the Ballot pertaining to this Plan shall not be counted for voting purposes.

                                    ARTICLE 8

                       PROVISIONS GOVERNING DISTRIBUTIONS
                        AND THE ESTABLISHMENT OF RESERVES

         8.1 ESTABLISHMENT OF RESERVES AND PAYMENT OF CREDITOR CLAIMS.

                  8.1.1 RESERVE FOR AND PAYMENT OF ADMINISTRATIVE EXPENSES. On or before the Confirmation Date, the Debtor shall have obtained an order of the Bankruptcy Court establishing an Administrative Expense Reserve funded with Available Cash in an amount necessary to pay the claimed amount of all Administrative Claims, including Professional Fee Claims. Administrative Claims shall be paid from the Administrative Expense Reserve as allowed by order of the Bankruptcy Court. Professional Fee Claims shall be paid from retainers or from the Administrative Expense Reserve as allowed by order of the Bankruptcy Court. To the extent any funds held in the Administrative Expense Reserve relate to Administrative Claims or Professional Fee Claims that have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by a written release of such claim or the failure to seek allowance of such claim within the time required by Sections 3.1 or 3.2 of the Plan, then the Plan Administration Agent shall seek an order of the Bankruptcy Court reducing the amount required to be held in the Administrative Expense Reserve and such funds shall be distributed to holders of Class 4 Allowed General Unsecured Claims as if such funds were Available Cash. The Administrative Expense Reserve shall be dissolved once all required payments have been made.

                  8.1.2 RESERVE FOR AND PAYMENT OF PRIORITY UNSECURED CLAIMS. On or before the Confirmation Date, the Debtor shall have obtained an order of the Bankruptcy Court establishing a Priority Unsecured Claim Reserve funded with Available Cash in an amount necessary to pay the claimed and/or scheduled amount of all Class 1 Allowed Priority Unsecured Claims. Class 1 Allowed Priority Unsecured Claims shall be fully and completely satisfied by the payment of Cash from the Priority Unsecured Claim Reserve in an amount equal to the Class 1 Allowed Priority Unsecured Claims on the later of the Effective Date or the date such Claims become Allowed Claims. To the extent any funds held in the Priority Unsecured Claims Reserve relate to a Class 1 Allowed Priority Unsecured Claim that has either been disallowed by the Bankruptcy Court or is no longer claimed as evidenced by a written release of such Claims or the failure to seek allowance of such Claims by the Administrative Claims Bar Date, then the Plan Administration Agent shall seek an order of the Bankruptcy Court reducing the amount required to be held in the Priority Unsecured Claim Reserve and such funds shall be distributed to holders of Class 4 Allowed General Unsecured Claims as if such funds were Available Cash. The Priority Unsecured Claims Reserve shall be dissolved once all required payments have been made.

                  8.1.3 OPERATING RESERVE. Subject to the terms of the Settlement Agreement, before making any Distributions and within thirty (30) days from Effective Date, the Plan Administration Agent shall establish the Operating Reserve funded periodically with Available Cash in an amount determined by the Plan Administration Agent, in consultation with the Advisory Committee, to be reasonably necessary to pay anticipated Liquidation Costs, fund litigation, fund contingent liabilities, and otherwise conduct the affairs of the Debtor.

                  8.1.4 DISPUTED CLAIMS RESERVE FOR CLAIMANTS. On or before the Confirmation Date, the Debtor shall have obtained an order of the Bankruptcy Court establishing the Disputed Claims Reserve. The Plan Administration Agent shall deposit into the Disputed Claims Reserve any Distribution payable to a Claimant holding a Disputed Claim. To the extent that Disputed Claims have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by written releases of such Claims or the failure to seek allowance of such Claims by the Bar Date, then the Plan Administration Agent shall seek an order of the Bankruptcy Court reducing the amount required to be held in the Disputed Claims Reserve and such funds shall be distributed to holders of Class 4 Allowed General Unsecured Claims as if such funds were Available Cash. The Disputed Claims Reserve shall be dissolved once all required payments have been made.

         8.2 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS IN CLASS 4. The Plan Administration Agent shall only make Distributions from Available Cash, except as otherwise provided in Article 4 of the Plan, including the Settlement Agreement. Subject to the limitations of Sections 8.1.1, 8.1.2, 8.1.3., and
8.1.4 of the Plan and the terms of the Settlement Agreement, the Plan Administration Agent shall have authority to make Distributions of Available Cash at such time or times the Plan Administration Agent believes there is sufficient Available Cash to warrant a Distribution, but in no event less than once a year. The Plan Administration Agent shall not, in any event, retain Cash in excess of what is reasonably necessary to fund the Reserves.

         8.3 PLACE AND MANNER OF PAYMENTS OR DISTRIBUTIONS. The Plan Administration Agent shall make Distributions to the holders of Allowed Claims (or in the case of Senior Note holders, to the Indenture Trustee) by mailing such Distribution to the Claimholders at their addresses as listed in the Schedules of Assets and Liabilities, or any proof of claim filed by the Claimholders, or at such other address as such Claimholders shall have specified for payment purposes in a written notice to the Plan Administration Agent at least twenty
(20) days before a Distribution Date. The Plan Administration Agent shall distribute any Available Cash by wire, check, or such other method as the Plan Administration Agent deems appropriate under the circumstances. Before receiving any Distributions, all Claimholders, at the Plan Administration Agent's request, must provide to the Plan Administration Agent written notification of their respective Federal Tax Identification Numbers or Social Security Numbers; otherwise, the Plan Administration Agent may suspend Distributions to any Claimholder who has not provided its applicable Federal Tax Identification Number or Social Security Number.

         8.4 MINIMUM DISTRIBUTIONS. To the extent a Distribution to a particular Claimant is less than $100.00, the Plan Administration Agent may hold such Distribution until the final Distribution or until the aggregate of Distributions to such Claimant exceeds $100.00. Notwithstanding the foregoing, no Distribution of less than $10.00 shall be made to any holder on account of an Allowed Claim unless a request therefore is made in writing to the Plan Administration Agent. The Plan Administration Agent will distribute, at least annually to Claimholders, all of the Estate's net income earned and any Available Cash at times determined to be appropriate by the Advisory Committee after consultation with the Plan Administration Agent.

         8.5 UNCLAIMED OR UNDELIVERABLE DISTRIBUTIONS.

                  8.5.1 UNDELIVERABLE DISTRIBUTIONS. If a Distribution to any Claimholder is returned as undeliverable, the Plan Administration Agent shall use reasonable efforts to determine such Claimholder's then current address, and no further Distributions shall be made to such Claimholder unless and until the Plan Administration Agent is notified of such Claimholder's then current address. Approximately every six (6) months after the Effective Date, the Plan Administration Agent shall file with the Bankruptcy Court and post on the internet a list of all unclaimed distributions and the identity of the Claimholders entitled thereto.

                  8.5.2 TREATMENT OF UNCLAIMED OR UNDELIVERABLE DISTRIBUTIONS. If any Person entitled to Distributions of Available Cash or Estate Property from the Plan Administration Agent cannot be located on the Effective Date or any time thereafter, then, subject to the provisions of Section 8.5.1 and this
Section 8.5.2, such Available Cash Estate Property shall be set aside, and, in the case of Cash, held in an interest-bearing account or fund maintained by the Plan Administration Agent on behalf of such Person. Any taxes allocable to such Person as provided in this Section 8.5.2 shall be funded from any Cash in such interest-bearing account or fund. If such Person is located within one (1) year of the Effective Date, such Cash together with any interest actually earned thereon and proceeds thereof (less the allocable portion of taxes paid by the Debtor on account of such Person), shall be paid or distributed to such Person. If such Person cannot be located within one (1) year of the Effective Date, then
(a) such Person shall no longer be deemed to be a Claimant, and (b) any Available Cash and Estate Property and interest and proceeds thereon allocable to such Person, net of the allocable portion of taxes paid by the Debtor, shall be part of the Available Cash or Estate Property free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim) and shall be distributed to the other Claimholders as provided in the Plan, with such adjustments as are required to take into account that such Person is no longer deemed a Claimholder.

         8.6 TAX MATTERS.

                  8.6.1 WITHHOLDING. Subject to the terms of the Settlement Agreement, the Plan Administration Agent may withhold from the amount distributable from the Debtor at any time to any Person (except with respect to the IRS) such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges that have been or may be imposed on such Person or upon the Debtor with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in this Article VIII, whenever such withholding is determined by the Plan Administration Agent in its discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Plan Administration Agent, in the exercise of its discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section 8.6.1. Notwithstanding the foregoing but without prejudice to the Plan Administration Agent's rights hereunder, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution hereunder.

                  8.6.2 TAX REPORTING. To the extent that any Claimholder may be able to use the installment method of reporting income with respect to a Distribution, the Plan Administration Agent will annually compile and disseminate to Claimholders who request such information all available tax return information with respect to interest (stated or unstated) and otherwise necessary or useful in reporting under the installment method.

                  8.6.3 INTEREST. In the Plan Administration Agent's discretion, interest received with respect to principal distributed pursuant to the Plan shall be distributed along with the underlying principal.

         8.7 ADVANCES TO FUND DEBTOR'S CORPORATE MAINTENANCE. Subject to the terms of the Settlement Agreement, the Plan Administration Agent may use Available Cash as a Liquidation Cost to the Debtor for the sole purpose of funding necessary costs and expenses to maintain the Debtor's corporate existence, manage and maintain the Estate Property, and to comply with IRS, state, and local filing requirements; provided however, that the Plan Administration Agent may not advance any amounts in excess of $50,000.00 per year without the unanimous consent of all members of the Advisory Committee.

                                    ARTICLE 9

                           VESTING OF ESTATE PROPERTY

         On the Effective Date, except as otherwise expressly provided in the Plan or in the Settlement Agreement, title to all Estate Property shall vest in the Debtor, and all such Estate Property shall be free and clear of all interests, liens, claims, and encumbrances of any kind.

                                   ARTICLE 10
                           RELEASE AND EXTINGUISHMENT
                  OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES

         10.1 RELEASE OF DEBTOR. The rights afforded in the Plan and the Settlement Agreement and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction and release of all Claims of any nature whatsoever against the Debtor and any Estate Property; and subject to the Settlement Agreement and except as otherwise provided in the Plan, on the Effective Date, the Debtor shall be deemed released from any and all Claims, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), regardless of whether (a) a proof of claim evidencing such debt was filed or deemed filed under Bankruptcy Code section 501; (b) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (c) the holder of a Claim based on such debt has accepted the Plan. Except as otherwise provided in the Plan and subject to the Settlement Agreement, the Confirmation Order shall be a judicial determination of release of all liabilities of the Debtor. Such release shall void any judgment obtained against the Debtor.

         10.2 EXCULPATION OF PROFESSIONALS, COMMITTEE MEMBERS, AND OFFICERS AND DIRECTORS. Except as otherwise specifically provided in the Plan or the Settlement Agreement, the Debtor, members of the Committee in their representative capacity, the professionals retained in the Debtor's chapter 11 case, the Plan Administration Agent, the members of the Advisory Committee, and any of such parties' respective current or former members, officers, directors, employees, advisors, attorneys, business consultants, representatives, financial advisors, investment bankers or agents and any of such parties' successors and assigns, shall not have or incur, any claim, cause of action, or other liabilities for any act or omission in connection with, relating to, or arising out of the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan, except for their willful misconduct. In all such instances, the above-referenced parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Debtor's chapter 11 case and under the Plan.

                                   ARTICLE 11

             INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION DEBT

         11.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST DEBTOR. Except as otherwise expressly provided in the Plan or the Settlement Agreement, after the Effective Date, all Persons who have been, are, or may be holders of Claims against or Interests in Debtor arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting Debtor, its Estate, or the Estate Property, regarding such Claims or Interests (other than actions brought to enforce any rights or obligations under the Plan):

                  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtor, its Estate, or Estate Property (including, all suits, actions, and proceedings that are pending as of the Effective Date, shall be deemed to be withdrawn or dismissed with prejudice);

                  (ii) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Debtor, its Estate, or Estate Property;

                  (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtor, its Estate, or Estate Property;

                  (iv) asserting any right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtor, its Estate, or Estate Property; and

                  (v) proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

                                   ARTICLE 12

                        PROVISIONS FOR THE RESOLUTION OF
                          OBJECTIONS TO PROOFS OF CLAIM

         12.1 RIGHT TO OBJECT TO CLAIMS. Subject to the Settlement Agreement, the Plan Administration Agent, on behalf of the Debtor, shall have the right to examine and object to any Claims filed in Debtor's chapter 11 case, and shall have the right to object to and contest the allowance of any such Claims.

         12.2 DEADLINE FOR OBJECTING TO CLAIMS. On or before the date of the Confirmation Hearing, the Debtor shall file any objections to Claims with the Bankruptcy Court and serve a copy of the objection on the subject Claimant. The Plan Administrator may file new or supplemental Claims objections within 90 days after appointment.

         12.3 DEADLINE FOR RESPONDING TO CLAIM OBJECTIONS. Within thirty (30) days after filing an objection, the Claimant whose Claim has been objected to in accordance with Section 12.2 of the Plan must file a response to the objection with the Bankruptcy Court and serve a copy on the objecting party, the Plan Administration Agent, counsel for the Plan Administration Agent and the parties identified in Section 16.2 of the Plan. Failure to file a response within the thirty (30) day time period shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimant, thereby granting the relief requested in the claim objection.

         12.4 ESTIMATION OF CLAIMS. The Plan Administration Agent on behalf of the Debtor may request the Bankruptcy Court to estimate any Claim for purposes of allowance under Bankruptcy Code section 502(c).

                                   ARTICLE 13

                 PROVISIONS RELATING TO DISPUTED CLAIMS RESERVE

         13.1 DISTRIBUTIONS ON ALLOWED CLAIMS ONLY. Distributions under the Plan shall be made only to the holders of Allowed Claims. Except as otherwise set forth in the Settlement Agreement, until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive the consideration otherwise provided to such Claimholder under the Plan.

         13.2 ESTABLISHMENT OF DISPUTED CLAIMS RESERVE. Subject to the terms of the Settlement Agreement, the Plan Administration Agent shall deposit the Distributions reserved for the holders of Disputed Claims in a segregated, interest-bearing account called the Disputed Claim Reserve. The Disputed Claim Reserve shall be held in trust for the benefit of holders of Allowed Claims whose Distributions are unclaimed and the holders of Disputed Claims pending determination of their entitlement to Distributions under the Plan. When a Disputed Claim becomes an Allowed Claim, the Plan Administration Agent, subject to the Settlement Agreement, shall release and deliver the Distributions reserved for the particular Disputed Claim (net of distribution cost) from the Disputed Claim Reserve, together with any earned interest attributable to the Disputed Claim, subject to order of the Bankruptcy Court authorizing a reduction in the Disputed Claim Reserve. If the Bankruptcy Court disallows the Disputed Claim, that portion of the Disputed Claim Reserve, the Distribution and interest and proceeds thereon shall be Estate Property free and clear of any liens, claims, interest, or other encumbrances.

                                   ARTICLE 14

                   PROVISIONS FOR THE RETENTION, ENFORCEMENT,
           COMPROMISE, OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATE

         14.1 RIGHT TO ENFORCE, COMPROMISE, OR ADJUST ESTATE CLAIMS. Pursuant to, among other authority, Bankruptcy Code section 1123(b)(3)(B), after the Effective Date, the Plan Administration Agent shall have, for the benefit of Debtor's Estate, the full power, authority, and standing to prosecute, compromise, or otherwise resolve any Avoidance Actions and any other claims and causes of action constituting Estate Property. Pursuant to Section 6.15 of the Plan, the Plan Administration Agent may not settle any Avoidance Action or other Estate cause of action wherein the Plan Administration Agent seeks to recover more than $50,000 without the Consent of the Advisory Committee. All proceeds derived from the Avoidance Actions or other claims and causes of action shall become Estate Property and distributed in accordance with the Plan. The Plan Administration Agent shall not be subject to any counterclaims with respect to the Avoidance Actions and any other claims and causes of actions constituting Estate Property; provided, however, that the Avoidance Actions and any other claims and causes of action constituting Estate Property will be subject to any setoff rights to the same extent as if the Debtor itself had pursued the Avoidance Actions and any other claims and causes of action constituting Estate Property.

                                   ARTICLE 15
                            RETENTION OF JURISDICTION

              15.1 RETENTION OF JURISDICTION. The Bankruptcy Court, even after the case has been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Debtor's chapter 11 case, including proceedings to:

              (a)     ensure that the Plan is carried out;

              (b) enter such orders as may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

              (c) consider any modification of the Plan under Bankruptcy Code section 1127;

              (d) hear and determine all Claims, controversies, suits and disputes against the Debtor to the full extent permitted under 28 U.S.C. section 1334 and 28 U.S.C. section 157;

              (e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

              (f) hear, determine, and adjudicate any litigation involving the Avoidance Actions or other claims or causes of action constituting Estate Property;

              (g) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on or commenced after the Effective Date;

              (h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity's obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

              (i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any and all subordination and similar agreements among various creditors pursuant to Bankruptcy Code section 510;

              (j) hear and determine all objections and disputes to requests for compensation and/or reimbursement of expenses that may be made for fees and expenses payable by the Debtor or the Plan Administration Agent;

              (k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

              (l)     enter an order concluding and terminating this case;

              (m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order;

              (n) determine all questions and disputes regarding title to Estate Property and any other assets of Debtor;

              (o) classify the Claims of any Claimholders and the treatment of these Claims under the Plan, to re-examine Claims that may have been allowed for purposes of voting, and to determine objections that may be filed to any Claims;

              (p) take any action described in the Plan involving the post-confirmation Debtor;

              (q) enforce, by injunction or otherwise, the provisions set forth in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

              (r) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; and

              (s)     enter a Final Decree as contemplated by Bankruptcy Rule
                      3022.

                                   ARTICLE 16

                               GENERAL PROVISIONS

              16.1 CONFIRMATION ORDER. The Confirmation Order shall contain such injunctions and other orders that may be necessary to implement the Plan and Settlement Agreement. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan and Settlement Agreement on the Effective Date, including designating Bankruptcy Rule 7062 not applicable to the Confirmation Order by virtue of Bankruptcy Rule 9014.

              16.2 NOTICES. Whenever the Plan requires notice be given, such notice shall be given to:

                  Stephen M. Pezanosky
                  Haynes and Boone, LLP
                  201 Main Street, Suite 2200
                  Fort Worth, Texas 76102

                  --and--

                  Dennis Faulkner
                  Lain, Faulkner & Company
                  400 North St. Paul St.
                  Suite 600
                  Dallas, TX 75201

                  --and--

                  Kristin H. Jain
                  Baker & McKenzie
                  2300 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201

                  --and--

                  Joseph Samet
                  Baker & McKenzie
                  805 Third Avenue
                  New York, New York 10022

                  --and--

                  William S. Parkinson
                  Office of the U.S. Trustee
                  1100 Commerce Street, Room 9C60
                  Dallas, Texas 75242

              16.3 DATES. The provisions of Bankruptcy Rule 9006, except as otherwise provided herein, shall govern the calculation of any dates or deadlines referenced in the Plan.

              16.4 FURTHER ACTION. Nothing contained in the Plan shall prevent the Debtor from taking such actions as may be necessary to consummate the Plan, even though such actions may not specifically be provided for within the Plan.

              16.5 EXHIBITS. All Exhibits attached to the Plan are incorporated herein by reference and are intended to be an integral part of this document as though fully set forth in the Plan.

              16.6 PLAN AMENDMENTS. The Debtor may propose amendments or modifications to the Plan in accordance with section 1127 of the Bankruptcy Code at any time before the Confirmation Date. After the Confirmation Date, the Debtor may, subject to Bankruptcy Court approval and so long as it does not materially or adversely affect the rights set forth in the Plan of Creditors and other parties in interest, amend or modify the Plan to remedy any defect or omission or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner that may be necessary to carry out the purposes and intent of the Plan. At the Confirmation Hearing, the Debtor may, either in writing or on oral motion, request a modification of any provision of the Plan to address any objection to confirmation of the Plan and may seek confirmation of the Plan, as modified.

              16.7 EXEMPTION FROM TRANSFER TAXES. Pursuant to the provisions of Bankruptcy Code section 1146(c), the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

              16.8 BINDING EFFECT. The Plan shall be binding on, and inure to the benefit of, the Debtor, the Committee, the Claimholders and Interestholders, and their respective successors and assigns, regardless of whether those parties voted to accept the Plan.

              16.9 RATIFICATION. The Confirmation Order shall ratify all transactions effectuated by Debtor during the pendency of its chapter 11 case.

              16.10 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

                                   ARTICLE 17

                     CONTINGENCIES TO EFFECTIVENESS OF PLAN

              17.1 CONTINGENCIES. The Plan shall not be effective until the Bankruptcy Court enters a confirmation order acceptable in form and substance to the Debtor and the Committee, unless such condition is expressly waived.

DATED:  September 20, 2002.

                                              DEBTORS:

                                              KEVCO, INC.,
                                              a Texas corporation

                                              /s/ Wilford Simpson
                                              ----------------------------------
                                              By:      Wilford Simpson
                                              Its:     Chief Financial Officer


                                              KEVCO MANAGEMENT, INC.,
                                              a Delaware corporation


                                              /s/ Wilford Simpson
                                              ----------------------------------
                                              By:      Wilford Simpson
                                              Its:     Secretary


                                              KEVCO HOLDING, INC.,
                                              a Delaware corporation


                                              /s/ Wilford Simpson
                                              ----------------------------------
                                              By:      Wilford Simpson
                                              Its:     Secretary


                                              KEVCO GP, INC.,
                                              a Delaware corporation


                                              /s/ Wilford Simpson
                                              ----------------------------------
                                              By:      Wilford Simpson
                                              Its:     Secretary


                                              KEVCO COMPONENTS, INC.,
                                              a Delaware corporation


                                              /s/ Wilford Simpson
                                              ----------------------------------
                                              By:      Wilford Simpson
                                              Its:     Secretary

                                              DCM DELAWARE, INC.,
                                              a Delaware corporation


                                              /s/ Wilford Simpson
                                              ----------------------------------
                                              By:      Wilford Simpson
                                              Its:     Secretary


                                              KEVCO MANUFACTURING, L.P.,
                                              a Delaware limited partnership

                                                       By:      KEVCO GP, INC.
                                                       Its:     General Partner


                                                       /s/ Wilford Simpson
                                                       -------------------------
                                                       By:      Wilford Simpson
                                                       Its:     Secretary


                                              KEVCO DISTRIBUTION, L.P.,
                                              a Delaware limited partnership

                                                       By:      KEVCO GP, INC.
                                                       Its:     General Partner


                                                       /s/ Wilford Simpson
                                                       -------------------------
                                                       By:      Wilford Simpson
                                                       Its:     Secretary

                                              COMMITTEE:


                                              By:  /s/ Daniel Beckel
                                                   -----------------------------
                                              Its: Chairman
                                                   -----------------------------

                                    EXHIBIT A

                              SETTLEMENT AGREEMENT

                                    EXHIBIT B

                            GLOSSARY OF DEFINED TERMS

         ADMINISTRATIVE CLAIM means a Claim, or that portion thereof, that is entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries, or payments for goods and services); (ii) compensation for legal, financial advisory, accounting and other services, and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (iii) all fees and charges assessed against the Estate under 28 U.S.C. section 1930.

         ADMINISTRATIVE CLAIMS BAR DATE means 30 calendar days after the Effective Date.

         ADMINISTRATIVE EXPENSE RESERVE means that certain reserve of Available Cash to be established by the Plan Administration Agent pursuant to Section 8.1 of the Plan.

         ADVISORY COMMITTEE shall have the meaning ascribed to it in section 6.1 of the Plan.

         AFFILIATE means with respect to a Person, (i) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (ii) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         ALLOWED ADMINISTRATIVE CLAIM means an Administrative Claim allowed under Bankruptcy Code section 503(b) and entitled to priority under Bankruptcy Code section 507(a)(1).

         ALLOWED CLAIM means any Claim allowable under section 502 of the Bankruptcy Code (i) for which a proof of claim was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of claim against the Debtor and as to which no objection to the allowance thereof has been timely filed, or if an objection has been timely filed, such claim is allowed by Final Order, or (ii) for which a proof of claim is not filed and which has been or hereafter is listed in the Debtor's Schedules of Assets and Liabilities and is not listed therein as disputed, contingent or unliquidated as to amount, or (iii) which is deemed allowed by the terms of the Plan. For purposes of determining the amount of an Allowed Claim there shall be deducted therefrom an amount equal to the amount of any claim that Debtor may hold against the Claimant pursuant to section 553 of the Bankruptcy Code.

         ALLOWED GENERAL UNSECURED CLAIM means a General Unsecured Claim that is an Allowed Claim.

         ALLOWED PRIORITY UNSECURED NON-TAX CLAIM means a Priority Unsecured Non-Tax Claim that is an Allowed Claim.

         ALLOWED PRIORITY UNSECURED TAX CLAIM means a Priority Unsecured Tax Claim that is an Allowed Claim.

         ALLOWED SECURED CLAIM means a Secured Claim that is an Allowed Claim.

         AVAILABLE CASH means all Cash held or acquired by Kevco less (i) any Cash held in Reserves, (ii) Cash that is Cash Collateral, and (iii) proceeds from the sale of property to the extent that such property is encumbered by a Lien.

         AVOIDANCE ACTIONS means any causes of action arising under sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code.

         BALLOT means the ballot for voting to accept or reject the Plan.

         BANKRUPTCY CODE means title 11 of the United States Code.

         BANKRUPTCY COURT means the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, or in the event such court ceases to exercise jurisdiction over the Debtor's chapter 11 case, such court as may have jurisdiction with respect to the reorganization or liquidation of the Debtor under chapter 11 of the Bankruptcy Code.

         BAR DATE means June 26, 2001, the date by which proofs of claim and proofs of interest must be filed in the Debtor's case, as determined by the Notice of Commencement of Case Under Chapter 11 of the Bankruptcy Code, Meeting of Creditors, and Fixing of Dates entered by the Bankruptcy Court and application of Bankruptcy Rule 9006.

         BUSINESS means all of the activities in which the Debtor is or has been engaged prior to the Effective Date.

         BUSINESS DAY means any day that is not a Saturday, Sunday or a "legal holiday" within the meaning of and as determined by Bankruptcy Rule 9006.

         CASH means lawful currency of the United States of America, cash equivalents, and other readily marketable securities or instruments issued by a Person other than the Debtor, including readily marketable direct obligations of the United States of America, certificates of deposit issued by federally insured banks, and money market accounts of federally insured banks.

         CASH COLLATERAL shall have the meaning prescribed by 11 U.S.C. section 363(a).

         CLAIM shall have the meaning set forth in 11 U.S.C. section 101(5).

         CLAIMANT OR CLAIMHOLDER means the holder of an Allowed Claim.

         CLASS means a category of holders of Claims or Interests as classified in the Plan.

         COMMITTEE means the Official Committee of Unsecured Creditors appointed in Debtor's bankruptcy case pursuant to section 1102 of the Bankruptcy Code.

         CONFIRMATION DATE means the date on which the Confirmation Order is entered on the docket of the Debtor's chapter 11 case by the Clerk of the Bankruptcy Court.

         CONFIRMATION HEARING means the date established by the Bankruptcy Court to consider confirmation of the Plan.

         CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

         CONSENT OF THE ADVISORY COMMITTEE means consent given by the members of the Advisory Committee either (i) following the expiration of 10 calendar days' written or electronic notice (the "Negative Notice Period") to each member of the Advisory Committee of a proposed act or omission of the CRO and as to which a majority of the members of the Advisory Committee does not notify the CRO of an objection to the proposed act or omission within the Negative Notice Period or (ii) through affirmative telephonic, electronic or written consent provided by a majority of the members of the Advisory Committee.

         CREDIT AGREEMENT means that certain Credit Agreement, as amended, among Kevco, Bank of America and the Lenders named therein.

         CREDITOR shall have the meaning set forth in 11 U.S.C. section 101(10).

         DCM means DCM Delaware, Inc., a Delaware corporation and a chapter 11 debtor in case no. 401-40787-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         DEBTOR means Kevco, as the successor-in-interest to each of Kevco, Kevco Management, Kevco Holding, Kevco GP, Kevco Components, DCM, Kevco Manufacturing, and Kevco Distribution pursuant to the merger contemplated by the Substantive Consolidation Order, and as the chapter 11 debtor in case nos. 401-40783-BJH-11 through 401-40790-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         DISCLOSURE STATEMENT APPROVAL DATE means the date of entry by the Bankruptcy Court of an order approving any disclosure statement concerning the Plan.

         DISPUTED CLAIM shall mean (i) any Claim against the Debtor as to which an objection is timely filed or (ii) any Claim against the Debtor that is listed as disputed, unliquidated or contingent on the Schedules of Assets and Liabilities filed with the Bankruptcy Court and that is not otherwise allowed by the Plan or Final Order.

         DISPUTED CLAIMS RESERVE means that certain reserve of Available Cash to be established by the Plan Administration Agent pursuant to Section 13.2 of the Plan.

         DISTRIBUTION means a distribution of Available Cash by the Plan Administration Agent.

         DISTRIBUTION DATE means any date on which the Plan Administration Agent makes Distributions to holders of Allowed Claims or Allowed Interests under the Plan.

         EFFECTIVE DATE means the eleventh day following the Confirmation Date, unless the Confirmation Order has been stayed, in which case the Effective Date shall be the first Business Day after the lifting of such stay.

         ESTATE means the bankruptcy estate of Kevco pursuant to the Substantive Consolidation Order and all Property comprising such estate within the meaning of section 541 of the Bankruptcy Code.

         ESTATE PROPERTY means all rights, title, and interest in and to any property of every kind or natured owned by the Debtor or its Estate as of the Effective Date, including all property within the meaning of section 541 of the Bankruptcy Code.

         EXECUTORY CONTRACTS means "executory contracts" and "unexpired leases" as such terms are used within the meaning of section 365 of the Bankruptcy Code.

         FINAL ORDER means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, that has not been reversed, stayed, modified or amended.

         FISCAL YEAR means the annual accounting period of the Debtor commencing on January 1 and ending on December 31 of each year.

         GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") (or in such other statements by such other entity as approved by a significant segment of the accounting profession that are in effect in the United States).

         GENERAL UNSECURED CLAIM means an Unsecured Claim that is not (i) an Administrative Claim, (ii) Professional Fee Claim, (iii) Priority Unsecured Tax Claim, or (iv) Priority Unsecured Non-Tax Claim; but shall specifically include any and all other Claims not separately classified under the Plan.

         INDENTURE means that certain Indenture among Kevco, Kevco Delaware, Inc., Sunbelt Wood Components, Inc., Consolidated Forest Products, Inc., Bowen Supply, Inc., and Encore Industries, Inc., and the Indenture Trustee, dated as of December 1, 1997, and as supplemented by those certain Supplemental Indentures between the Indenture Trustee and each of Shelter Components, Corporation, Shelter Distribution, L.P., DCM, Duo-Form of Michigan, Inc., Design Components, Inc., Shelter Components of Indiana, inc., and BPR Holdings, Inc., each dated as of December 1, 1997.

         INDENTURE TRUSTEE means Bank of New York, as successor in interest to United States Trust Company of New York, in its capacity as indenture trustee pursuant to the Indenture.

         INTERCOMPANY CLAIMS means any Claims by and/or among one or more of the Predecessor Debtors against other Predecessor Debtors.

         INTEREST means the rights of the owners and/or holders of the outstanding shares of the Debtor's Common Stock, par value $0.01 per share, and any outstanding securities convertible, with or without consideration, into shares of Common Stock, any outstanding securities carrying any warrant or right to subscribe to or purchase shares of Common Stock, and any option or privilege to acquire shares of Common Stock, with respect of such Interest as of the date immediately preceding the Petition Date.

         INTERESTHOLDER means a holder of an Interest.

         IRS means the Internal Revenue Service.

         KEVCO means Kevco, Inc., a Texas corporation and the chapter 11 debtor in case no. 401-40783-BJH-11, administered jointly under case no.
401-40783-BJH-11.

         KEVCO COMPONENTS means Kevco Components, Inc., a Delaware corporation and a chapter 11 debtor in case no. 401-40790-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         KEVCO DISTRIBUTION means Kevco Distribution, L.P., a Delaware limited partnership and a chapter 11 debtor in case no. 401-40789-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         KEVCO GP means Kevco GP, Inc., a Delaware corporation and a chapter 11 debtor in case no. 401-40786-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         KEVCO HOLDING means Kevco Holding, Inc., a Delaware corporation and the chapter 11 debtor in case no. 401-40785-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         KEVCO MANAGEMENT means Kevco Management, Inc., a Delaware corporation and the chapter 11 debtor in case no. 401-40788-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         KEVCO MANUFACTURING means Kevco Manufacturing, L.P., a Delaware limited partnership and a chapter 11 debtor in case no. 401-40784-BJH-11, administered jointly under case no. 401-40783-BJH-11.

         LENDER GROUP means collectively, Bank of America, N.A. for itself and as agent for National City Bank of Kentucky, Guaranty Bank f/k/a/ Guaranty Federal Bank, F.S.B., Wells Fargo Bank, N.A., Bank One Texas, N.A., Archimedes Funding, L.L.C., Alliance Capital Funding, L.L.C., MLC BOIV (Cayman), Pilgrim Prime Rate Trust, and PAM Capital Funding, L.P.

         LGLT means the Lender Group Liquidating Trust, created pursuant to the Settlement Agreement.

         LGLT TRUST AGREEMENT means that certain trust agreement executed and delivered on the Effective Date by and among Debtor, the Committee, the Lender Group, and the LGLT Trustee.

         LGLT TRUSTEE means the trustee of the LGLT, as appointed pursuant to the LGLT Trust Agreement and mutually acceptable to the Debtor, the Committee, and the Lender Group.

         LIEN means a lien, security interest, or other interest or encumbrance asserted against Estate Property as defined in section 101(37) of the Bankruptcy Code.

         LIQUIDATION COST means any reasonable cost and expense of the Plan Administration Agent of administering Estate Property or of the Advisory Committee, including paying taxes on behalf of the Debtor and paying professional fees of the Plan Administration Agent, the Debtor and the Advisory Committee.

         OPERATING RESERVE means that certain reserve of Available Cash to be established by the Plan Administration Agent pursuant to Section 8.1.3 of the Plan to provide for and satisfy Liquidation Costs.

         PERSON means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, irrespective of whether they are governments, agencies or political subdivisions thereof.

         PETITION DATE means February 5, 2001, the date of filing of the Debtor's chapter 11 case.

         PLAN means the Debtor's Plan of Liquidation under chapter 11 of the Bankruptcy Code filed by the Debtor, as amended or modified, and incorporating the terms of the Settlement Agreement.

         PLAN ADMINISTRATION AGENT means the plan administration agent and any successor plan administration agent appointed pursuant to Section 6.7.1 of the Plan.

         PREDECESSOR DEBTORS means, collectively, Kevco, Kevco Management, Kevco Holding, Kevco GP, Kevco Components, DCM, Kevco Manufacturing, and Kevco Distribution, which were formerly the chapter 11 debtors in case nos. 401-40783-BJH-11 through 401-40790-BJH-11, administered jointly under case no. 401-40783-BJH-11, the bankruptcy estates of which were substantively consolidated into the Estate pursuant to the Substantive Consolidation Order.

         PRIORITY CLAIM means any Claim against the Debtor entitled to priority under 11 U.S.C. Sections 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Unsecured Tax Claim.

         PRIORITY UNSECURED CLAIM RESERVE means that certain reserve of Available Cash to be established by the Plan Administration Agent pursuant to
Section 8.1.2 of the Plan.

         PRIORITY UNSECURED NON-TAX CLAIM means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under sections 507(a)(2-7) and 507(a)(9) of the Bankruptcy Code.

         PRIORITY UNSECURED TAX CLAIM means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

         PROFESSIONAL means a professional employed in the Debtor's chapter 11 case under 11 U.S.C. Sections 327, 328 and 1103.

         PROFESSIONAL FEE CLAIM means a Claim for compensation or reimbursement of expenses of a Professional retained in the Debtor's case and requested in accordance with the provisions of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, excluding the contingent portion of the fees of the Special Committee Counsel that may be earned pursuant to the Special Committee Counsel Fee Agreement.

         PRO RATA means, as to a particular holder of a Claim or Interest, the ratio that the amount of the Claim or Interest held by such holder bears to the total amount of all Claims or Interests held by holders of Claims or Interests within the same Class of Claims or Interests. Such ratio shall be calculated as if all Disputed Claims or Interests were Allowed Claims or Interests as of the Effective Date.

         REJECTION CLAIM means a Claim resulting from the rejection of a lease or executory contract by Debtor.

         RELEASE means that certain release, executed by Debtor and the Committee and delivered to and for the benefit of Lender Group, pursuant to the terms of the Settlement Agreement.

         RESERVES means collectively the Administrative Expense Reserve, the Priority Unsecured Claim Reserve, the Operating Reserve, and the Disputed Claims Reserve (as established under the Trust Agreement) or any other reserve account maintained by the Plan Administration Agent under the Plan.

         SCHEDULES OF ASSETS AND LIABILITIES means the schedules of assets and liabilities filed by the Debtor in its bankruptcy case, as amended or modified.

         SECURED CLAIM means a Claim for which a Claimant holds a valid, perfected and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or a Claim for which a Claimant asserts a setoff under section 553 of the Bankruptcy Code, but only to the extent of the value, determined in accordance with section 506(a) of the Bankruptcy Code, of the Claimant's interest in the Debtor's interest in the Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under section 1111(b)(2) of the Bankruptcy Code.

         SECURED CLAIM OF LENDER GROUP means the Secured Claim, if any, held by Lender Group under the Credit Agreement.

         SENIOR NOTES means the $105,000,000 aggregate principal amount of 10-3/8% Senior Notes due 2007 under the Indenture.

         SENIOR SUBORDINATED EXCHANGEABLE NOTES means the $23,500,000 aggregate principal amount of Senior Subordinated Exchangeable Notes by Kevco, each dated July 26, 1999.

         SETTLEMENT AGREEMENT means that certain settlement agreement executed on June 24, 2002, among the Committee, Lender Group, and the Debtor, attached hereto as Exhibit A.

         SPECIAL COMMITTEE COUNSEL means Mark MacDonald & Associates, P.C., which is special counsel to the Committee.

         SUBORDINATED CLAIM means a Claim that is subordinated in payment to Class 4 General Unsecured Claims by contract or by Final Order of the Bankruptcy Court declaring that such Claim is subordinated in right of payment by virtue of the applicable provisions of the Bankruptcy Code or applicable state law.

         SUBSTANTIVE CONSOLIDATION ORDER means the Order Approving Substantive Consolidation of the Predecessor Debtors, entered on _______________________, 2001, by the Bankruptcy Court pursuant to which all of the Predecessor Debtors' estates were substantively consolidated into the Debtor's estate and all Intercompany Claims were disallowed.

         UNSECURED CLAIM means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to section 506(a) of the Bankruptcy Code, any Claim of a creditor against the Debtor to the extent that such Creditor's Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract pursuant to section 365 of the Bankruptcy Code, and any Claim not otherwise classified under the Plan.

                                   /s/ Stephen M. Pezanosky
                                   ---------------------------------------------
                                   Robert D. Albergotti (State Bar No. 00969800) Stephen M. Pezanosky (State Bar No. 15881850) Ian T. Peck (State Bar No. 24013306)
                                   HAYNES AND BOONE, LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas 75202-3789
                                   Telephone:  214-651-5000
                                   Telecopier:  214-651-5940

                                   ATTORNEYS FOR DEBTORS

                                                                       EXHIBIT 2
                                                       Tentative and Preliminary
                                                    For Discussion Purposes Only


                                KEVCO, INC. ET AL
               ESTIMATED RECOVERY FOR GENERAL UNSECURED CLAIMANTS
                            AS OF SEPTEMBER 11, 2002
                                 (IN THOUSANDS)

                                                                                       Recovery to      Recovery to
                             Cash                  Available for      Unsecured         Unsecured        Unsecured
                           Available   Estimated      General         Claims(1)        Claimants if     Claimants if
                             for        Priority     Unsecured        Excluding         cases NOT      Consolidation
         Company            Claims       Claims      Claimants     Intercompany(2)   Consolidated(4)     Occurs(5)
-----------------------    ---------   ---------   -------------   ---------------   --------------    -------------

Kevco, Inc. ............   $       0   $      10   $         (10)  $       133,093            .0000             .0242
Kevco Management, Inc...         270           0             270           132,460            .0020             .0242
Kevco Holding, Inc. ....           0           0               0           130,467            .0000             .0242
Kevco GP, Inc. .........           0           0               0           130,467            .0000             .0242
Kevco Components, Inc...           0           6              (6)          130,467            .0000             .0242
DCM Delaware, Inc. .....           0           0               0           130,467            .0000             .0242
Kevco Manufacturing LP..       1,080         128             952           134,451            .0071             .0242
Kevco Distribution LP...       3,150         390           2,760           155,382            .0178             .0242
                           ---------   ---------   -------------   ---------------   --------------
                           $   4,500   $     534   $       3,966   $     1,077,254            .0037(3)
                           =========   =========   =============   ===============   ==============

Footnotes:

(1) Each entity has joint and several liability for the claims of the U.S. Trust ($106,967,000) and Wingate Partners ($23,500,000). Therefore, in addition to other estimated general unsecured claims by entity, each entity has $130,467,000 additional unsecured claims based on the combined claims of U.S. Trust and Wingate Partners.

(2) The Debtors maintained intercompany accounts which attempted to track transactions between the various entities. In many cases, the transactions were "pooled" rather than being entity specific. Even though the Debtors are satisfied with the reliability of the "consolidated" financial presentation (i.e. when intercompany accounts are eliminated), they are not satisfied with the reliability of a stand-alone presentation reflecting the various receivables and payables between the related entities. Since a significant amount of time and expense would be required to sort out this information, if in fact all the necessary data to do so still exists, no consideration is given for intercompany claims or receivables between the Debtors for purposes of this presentation.

(3) This percentage total would be applicable only to the claims of U.S. Trust and Wingate Partners.

(4) This amount does not include amounts that may be recovered from avoidance actions.

(5) Total estimated unsecured claims on a consolidated basis is $163,985,465.